Exhibit 3.1

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

PEREGRINE PHARMACEUTICALS, INC.,

A DELAWARE CORPORATION

PEREGRINE PHARMACEUTICALS, INC., a Delaware corporation organized and existing under and by virtue of the Delaware General Corporation Law (hereinafter referred to as the “Corporation”), hereby certifies as follows:

1. That at a meeting of the Board of Directors of the Corporation resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and directing said amendment to be submitted to the stockholders of the Corporation at an annual meeting. The resolutions setting forth the proposed amendment is as follows:

“RESOLVED, that ARTICLE 4 of the Certificate of Incorporation be amended by adding the following paragraph at the end thereof:

“Effective as of 5:00 p.m., Eastern time, on July 7, 2017 (the “Effective Time”), every seven (7) outstanding shares of Common Stock, par value $0.001, of the Corporation issued and outstanding or held in the treasury of the Corporation will automatically be combined, reclassified and changed into one (1) fully paid and non-assessable share of Common Stock, par value $0.001, without any further action by the holders of such shares; provided, however, that if such reclassification results in any stockholder being entitled to fractional shares that when aggregated equal less than a whole share of Common Stock such fractional shares shall be reclassified and converted from and after the Effective Time into one whole share of Common Stock in lieu of such fractional shares. No other exchange, reclassification or cancellation of issued shares shall be effected by this amendment.”

2. That thereafter, pursuant to resolution of the Board of Directors, an Annual Meeting of the stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the Delaware General Corporation Law, at which Annual Meeting the necessary number of shares as required by statute were voted in favor of the amendment.

3. That said amendment was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by Steven W. King, its President & CEO, this 5th day of July, 2017.

PEREGRINE PHARMACEUTICALS, INC.,
a Delaware corporation

By:/s/Steven W. King
Steven W. King, President & CEO

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CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

PEREGRINE PHARMACEUTICALS, INC.,

A DELAWARE CORPORATION

PEREGRINE PHARMACEUTICALS, INC., a Delaware corporation organized and existing under and by virtue of the Delaware General Corporation Law (hereinafter referred to as the "Corporation"), hereby certifies as follows:

1. That at a meeting of the Board of Directors of the Corporation resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and directing said amendment to be submitted to the stockholders of the Corporation at a special meeting. The resolutions setting forth the proposed amendment is as follows:

“RESOLVED, that the Certificate of Incorporation be amended by changing the first sentence of ARTICLE 4 so that it shall read as follows:

“The total number of shares of all classes of stock which the Corporation shall have authority to issue is 505,000,000, of which (i) 500,000,000 shares shall be designated “Common Stock” and shall have a par value of $0.001 per share; and (ii) 5,000,000 shares shall be designated “Preferred Stock” and shall have a par value of $0.001 per share.”

2. That thereafter, pursuant to resolution of the Board of Directors, an Annual Meeting of the stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the Delaware General Corporation Law, at which Annual Meeting the necessary number of shares as required by statute were voted in favor of the amendment.

3. That said amendment was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by Steven W. King, its President & CEO, and attested to by Mark R. Ziebell, its Secretary, this 15th day of October, 2015.

PEREGRINE PHARMACEUTICALS, INC.,
a Delaware corporation

By: /s/ Steven W. King
Steven W. King, President & CEO

ATTEST:

/s/ Mark R. Ziebell

Mark R. Ziebell, Secretary

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PEREGRINE PHARMACEUTICALS INC.

CERTIFICATE OF DESIGNATIONS OF RIGHTS AND PREFERENCES

10.50% SERIES E CONVERTIBLE PREFERRED STOCK

(Pursuant to Section 151 of the General Corporation Law of the State of Delaware)

The undersigned President and Chief Executive Officer of PEREGRINE PHARMACEUTICALS, INC., a Delaware corporation (the “Corporation”), hereby certifies that pursuant to authority granted to and vested in the Board of Directors of the corporation by the provisions of the Certificate of Incorporation and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, its Board of Directors has duly adopted the following resolutions creating the 10.50% Series E Convertible Preferred Stock:

RESOLVED, that pursuant to the authority vested in the Board of Directors of the Corporation by the Corporation’s Certificate of Incorporation, a series of preferred stock of the Corporation be, and it hereby is, created out of the 5,000,000 shares of authorized but unissued shares of the preferred stock, par value $0.001 per share, of the Corporation, such series to be designated 10.50%Series E Convertible Preferred Stock, to consist of 2,000,000 shares, par value $0.001 per share, of which the rights, preferences and privileges, and the qualifications, limitations or restrictions thereof, shall be (in addition to those set forth in the Corporation’s Certificate of Incorporation) as follows:

Section 1. Number of Shares and Designation. This series of Preferred Stock shall be designated as 10.50% Series E Convertible Preferred Stock, par value $0.001 per share (the “Series E Preferred Shares”), and the number of shares that shall constitute such series shall be 2,000,000.

Section 2. Definitions. For purposes of the Series E Preferred Shares and as used in this Certificate, the following terms shall have the meanings indicated:

“Board of Directors” shall mean the Board of Directors of the Corporation or any committee of members of the Board of Directors authorized by such Board of Directors to perform any of its responsibilities with respect to the Series E Preferred Shares.

“Business Day” shall mean any day other than a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York are not required to be open.

“Call Date” shall mean the date fixed for redemption of the Series E Preferred Shares and specified in the notice to holders required under paragraph (e) of Section 5 as the Call Date.

“Certificate” shall mean this Certificate of Designations of Rights and Preferences of the Series E Preferred Shares.

A “Change of Control” shall be deemed to have occurred on the date (i) that a “person,” “group” or “entity” (within the meaning of Sections 13(d) and 14(d) of the Exchange Act) becomes the ultimate “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person or group shall be deemed to have beneficial ownership of all shares of Voting Stock that such person or group has the right to acquire regardless of when such right is first exercisable), directly or indirectly, of Voting Stock representing more than 50% of the total voting power of the total Voting Stock of the Corporation; (ii) that the Corporation sells, transfers or otherwise disposes of all or substantially all of its assets; or (iii) of the consummation of a merger or share exchange of the Corporation with another entity where the Corporation’s stockholders immediately prior to the merger or share exchange would not beneficially own, immediately after the merger or share exchange, securities representing 50% or more of the outstanding Voting Stock of the entity issuing cash or securities in the merger or share exchange (without consideration of the rights of any class of stock to elect directors by a separate group vote), or where members of the Board of Directors immediately prior to the merger or share exchange would not, immediately after the merger or share exchange, constitute a majority of the board of directors of the entity issuing cash or securities in the merger or share exchange.

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“Common Shares” shall mean the shares of Common Stock, par value $0.001 per share, of the Corporation.

“Common Stock Price” is (i) if the consideration to be received in the Change of Control by the holders of Common Shares is solely cash, the amount of cash consideration per Common Share or (ii) if the consideration to be received in the Change of Control by holders of Common Shares is other than solely cash (x) the average of the closing sale prices per Common Share (or, if no closing sale price is reported, the average of the closing bid and ask prices per share or, if more than one in either case, the average of the average closing bid and the average closing ask prices per share) for the ten consecutive trading days immediately preceding, but not including, the date on which such Change of Control occurred as reported on a National Market Listing for our Common Shares, or (y) the average of the last quoted bid prices for Common Shares in the over-the-counter market as reported by Pink OTC Markets Inc. or similar organization for the ten consecutive trading days immediately preceding, but not including, the date on which such Change of Control occurred, if the Common Shares are not then listed for trading on a National Market Listing.

“Dividend Default” shall have the meaning set forth in paragraph (b) of Section 3.

“Dividend Payment Date” shall have the meaning set forth in paragraph (a) of Section 3.

“Dividend Rate” shall mean the dividend rate accruing on the Series E Preferred Shares, as applicable from time to time pursuant to the terms hereof.

“Dividend Record Date” shall have the meaning set forth in paragraph (a) of Section 3.

“EBITDA” means the sum of net income, plus interest expense, plus tax expense, plus depreciation expense, plus amortization expense, each as determined in accordance with GAAP.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“GAAP” means generally accepted accounting principles in the United States of America.

“Indebtedness” of any Person shall mean, without duplication (i) all indebtedness for borrowed money, (ii) all obligations issued, undertaken or assumed as the deferred purchase price of property or services, other than “capital leases” in accordance with GAAP and trade payables entered into in the ordinary course of business, (iii) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (iv) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (v) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), and (vi) all monetary obligations under any leasing or similar arrangement, not classified as a capital lease in accordance with GAAP; provided, however, that in no event shall capital leases or loans incurred to purchase capital equipment be considered Indebtedness.

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“Junior Shares” shall have the meaning set forth in paragraph (c) of Section 7.

“Listing Default” shall have the meaning set forth in paragraph (c) of Section 3.

“Liquidation Amount” shall mean $25.00 per Series E Preferred Share (as adjusted for any stock split, stock dividend, recapitalization, reclassification or any similar transaction).

“Market Value” of a given security shall mean the average of the daily Trading Price per share of such security for the ten consecutive Trading Days immediately prior to the date in question.

“National Market Listing” shall mean the listing or quotation, as applicable, of securities on the New York Stock Exchange, the NYSE MKT LLC, The NASDAQ Global Market, The NASDAQ Global Select Market or The NASDAQ Capital Market (each, a “NASDAQ Stock Market“), or the listing or quotation, as applicable, of securities on an exchange or quotation system that is a successor to the New York Stock Exchange, the NYSE MKT LLC or a NASDAQ Stock Market.

“Quarterly Dividend Period” shall mean quarterly dividend periods commencing on January 1, April 1, July 1, and October 1 of each year and ending on and including the day preceding the next succeeding Quarterly Dividend Period; provided, however, that any Quarterly Dividend Period during which any Series E Preferred Shares shall be redeemed pursuant to Section 5 shall end on and include the Call Date only with respect to the Series E Preferred Shares being redeemed.

A “Quarterly Dividend Default” shall occur if the Corporation fails to pay cash dividends on the Series E Preferred Shares in full for any Quarterly Dividend Period, provided that only four Quarterly Dividend Defaults may occur during any calendar year.

“Parity Shares” shall have the meaning set forth in paragraph (b) of Section 7.

“Penalty Rate” shall mean 12.50% per annum.

“Person” shall mean any individual, firm, partnership, limited liability company, corporation or other entity, and shall include any successor (by merger or otherwise) of such entity.

“SEC” shall have the meaning set forth in Section 9.

“Senior Shares” shall have the meaning set forth in paragraph (a) of Section 7.

“Series E Change of Control Conversion Date” is the date the Series E Preferred Shares are to be converted, which will be a Business Day selected by the Corporation that is no fewer than 20 days nor more than 35 days after the date on which it provides the notice of the related Change of Control described in Section 6(b) to the holders of Series E Preferred Shares.

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“Series E Conversion Price” shall mean $3.00 per share.

“Series E Preferred Shares” shall have the meaning set forth in Section 1.

“set apart for payment” shall be deemed to include, without any further action, the following: the recording by the Corporation in its accounting ledgers of any accounting or bookkeeping entry that indicates, pursuant to an authorization by the Board of Directors and a declaration of dividends or other distribution by the Corporation, the initial and continued allocation of funds to be so paid on any series or class of shares of stock of the Corporation; provided, however, that if any funds for any class or series of Junior Shares or any class or series of Parity Shares are placed in a separate account of the Corporation or delivered to a disbursing, paying or other similar agent, then “set apart for payment” with respect to the Series E Preferred Shares shall mean irrevocably placing such funds in a separate account or irrevocably delivering such funds to a disbursing, paying or other similar agent.

“Stated Rate” shall mean 10.50% per annum.

“Trading Day” shall mean, if a security is listed or admitted to trading on a NASDAQ Stock Market, the New York Stock Exchange, the NYSE MKT LLC or another national securities exchange or national securities market, a full day on which the NASDAQ Stock Market or such other national securities exchange or national securities market on which the security is traded is open for business and on which trades may be made thereon.

“Trading Price” of a security on any Trading Day (excluding any after-hours trading as of such date) shall mean:

(a) the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and ask prices, regular way, in either case as reported by the principal consolidated transaction reporting system with respect to securities listed or admitted to trading or quoted on the NASDAQ Capital Market, or if such security is not listed or admitted to trading or quoted on the NASDAQ Capital Market, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange or national securities market on or in which such security is listed or admitted to trading;

(b) if such security is not listed on, admitted to trading or quoted on the NASDAQ Capital Market or a national securities exchange or national securities market on that date, the last price quoted by Interactive Data Corporation for that security on the date, or if Interactive Data Corporation is not quoting such price, a similar quotation service selected by the Corporation;

(c) if such security is not so quoted, the average mid-point of the last bid and ask prices for such security on that date from at least two dealers recognized as market-makers for such security selected by the Corporation for this purpose; or

(d) if such security is not so quoted, the average of the last bid and ask prices for such security on that date from a dealer engaged in the trading of such securities selected by the Corporation for such purpose.

“Transfer Agent” means Broadridge Corporate Issuer Solutions Inc., or such other agent or agents of the Corporation as may be designated by the Board of Directors or its duly authorized designee as the transfer agent, registrar and dividend disbursing agent for the Series E Preferred Shares.

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“TTM EBITDA” shall mean, as of any date, the Corporation’s EBITDA for the immediately preceding twelve calendar months, as calculated by the Corporation based on its audited and interim financial statements.

“Voting Stock” shall mean stock of any class or kind having the power to vote generally for the election of directors.

Section 3. Dividends.

(a) Holders of issued and outstanding Series E Preferred Shares shall be entitled to receive, when and as declared by the Board of Directors out of funds of the Corporation legally available for the payment of distributions, cumulative preferential cash dividends at a rate per annum equal to the Dividend Rate of the Liquidation Amount. Except as otherwise provided in paragraphs (b) and (c) of this Section 3, the Dividend Rate shall be equal to the Stated Rate. Such dividends shall accrue and accumulate on each issued and outstanding share of the Series E Preferred Shares on a daily basis from (and including) the original date of issuance of such share and shall be payable in arrears on the first calendar day of each Quarterly Dividend Period except for Series E Preferred Shares issued on the day other than the first day of a Quarterly Dividend Period, for which an initial partial dividend payment for dividends accrued shall be payable at the end of the first full Quarterly Dividend Period (each such day being hereinafter called a “Dividend Payment Date”); provided that (i) Series E Preferred Shares issued during any Quarterly Dividend Period after the Dividend Record Date for such Quarterly Dividend Period shall only begin to accrue dividends on the first day of the next Quarterly Dividend Period; and provided further that (ii) if any Dividend Payment Date is not a Business Day, then the dividend that would otherwise have been payable on such Dividend Payment Date may be paid on the next succeeding Business Day with the same force and effect as if paid on such Dividend Payment Date, and no interest or additional dividends or other sums shall accrue on the amount so payable from such Dividend Payment Date to such next succeeding Business Day. Any dividend payable on the Series E Preferred Shares for any partial Quarterly Dividend Period shall be prorated and computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends shall be payable to holders of record as they appear in the stock records of the Corporation at the close of business on the applicable record date, which shall be (i) with respect to the partial Quarterly Dividend Period for dividends accrued as described above, on the last day of the applicable Quarterly Dividend Period and (ii) with respect to all other Quarterly Dividend Periods, the tenth day preceding the applicable Dividend Payment Date, or such other date designated by the Board of Directors or an officer of the Corporation duly authorized by the Board of Directors for the payment of dividends that is not more than 30 nor less than ten days prior to such Dividend Payment Date (each such date, a “Dividend Record Date”).

(b) If at any time four Quarterly Dividend Defaults occur, whether consecutive or non-consecutive (a “Dividend Default”), then (i) the Dividend Rate shall increase to the Penalty Rate, commencing on the first day after the Dividend Payment Date on which a Dividend Default occurs and for each subsequent Dividend Payment Date thereafter until such time as the Corporation has paid all accumulated accrued and unpaid dividends on the Series E Preferred Shares in full and has paid accrued dividends for all Quarterly Dividend Periods during the two most recently completed Quarterly Dividend Periods in full in cash, at which time the Dividend Rate shall revert to the Stated Rate; and

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(ii) [Reserved];

Following any Dividend Default that has been cured by the Corporation as provided above in subparagraph (i) of this paragraph (b), if the Corporation subsequently fails to pay cash dividends on the Series E Preferred Shares in full for any Quarterly Dividend Period, such subsequent failure shall constitute a separate Dividend Default, and the foregoing provisions of subparagraphs (i) and (ii) of this paragraph (b) shall immediately apply until such subsequent Dividend Default is cured as so provided.

(c) Once the Series E Preferred Shares become initially eligible for National Market Listing, if the Corporation fails to maintain a National Market Listing for the Series E Preferred Shares for 180 consecutive days or longer (a “Listing Default”), then:

(i) the Dividend Rate shall increase to the Penalty Rate, commencing on the day after the Listing Default and continuing until such time as the Corporation has cured the Listing Default by again subjecting the Series E Preferred Shares to a National Market Listing, at which time the Dividend Rate shall revert to the Stated Rate; and

(ii) [Reserved].

Following any Listing Default that has been cured by the Corporation as provided above in subparagraph (i) of this paragraph (c), if the Series E Preferred Shares subsequently cease to be subject to a National Market Listing, such event shall constitute a separate Listing Default, and the foregoing provisions of subparagraphs (i) and (ii) of this paragraph (c) shall immediately apply until such time as the Series E Preferred Shares are again subject to a National Market Listing.

(d) No dividend on the Series E Preferred Shares will be declared by the Corporation or paid or set apart for payment by the Corporation at such time as the terms and provisions of Senior Shares or any agreement of the Corporation, including any agreement relating to its indebtedness, prohibit such declaration, payment or setting apart for payment or provide that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration, payment or setting aside of funds is restricted or prohibited under the DGCL or other applicable law; provided, however, notwithstanding anything to the contrary contained herein, dividends on the Series E Preferred Shares shall continue to accrue and accumulate regardless of whether: (i) any or all of the foregoing restrictions exist; (ii) the Corporation has earnings or profits; (iii) there are funds legally available for the payment of such dividends; or (iv) such dividends are authorized by the Board of Directors. Accrued and unpaid dividends on the Series E Preferred Shares will accumulate as of the Dividend Payment Date on which they first become payable or on the date of redemption of the Series E Preferred Shares, as the case may be.

(e) Except as provided in the next sentence, if any Series E Preferred Shares are outstanding, no dividends will be declared or paid or set apart for payment on any Parity Shares or Junior Shares, unless all accumulated accrued and unpaid dividends are contemporaneously declared and paid in cash or declared and a sum of cash sufficient for the payment thereof set apart for such payment on the Series E Preferred Shares for all past Quarterly Dividend Periods with respect to which full dividends were not paid on the Series E Preferred Shares in cash. When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart for payment) upon the Series E Preferred Shares and upon all Parity Shares, all dividends declared, paid or set apart for payment upon the Series E Preferred Shares and all such Parity Shares shall be declared and paid pro rata or declared and set apart for payment pro rata so that the amount of dividends declared per share of Series E Preferred Shares and per share of such Parity Shares shall in all cases bear to each other the same ratio that accumulated dividends per share of Series E Preferred Shares and such other Parity Shares (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such other Parity Shares do not bear cumulative dividends) bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on Series E Preferred Shares which may be in arrears, whether at the Stated Rate or at the Penalty Rate.

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(f) Except as provided in paragraph (e) of this Section 3, unless all accumulated accrued and unpaid dividends on the Series E Preferred Shares are contemporaneously declared and paid in cash or declared and a sum of cash sufficient for the payment thereof is set apart for payment for all past Quarterly Dividend Periods with respect to which full dividends were not paid on the Series E Preferred Shares in cash, no dividends may be declared or paid or set apart for payment upon the Common Shares or any Junior Shares or Parity Shares, nor shall any Common Shares or any Junior Shares or Parity Shares be redeemed, purchased or otherwise acquired directly or indirectly for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such stock) by the Corporation (except by conversion into or exchange for Junior Shares or by redemption, purchase or acquisition of stock under any employee benefit plan of the Corporation).

(h) Holders of Series E Preferred Shares shall not be entitled to any dividend, whether payable in cash, property or shares, in excess of all accumulated accrued and unpaid dividends on the Series E Preferred Shares as described in this Section 3. Any dividend payment made on the Series E Preferred Shares shall first be credited against the earliest accumulated accrued and unpaid dividend due with respect to such shares which remains payable at the time of such payment.

Section 4. Liquidation Preference.

(a) Subject to the rights of the holders of Senior Shares and Parity Shares, in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of Junior Shares, as to the distribution of assets on any liquidation, dissolution or winding up of the Corporation, each holder of the Series E Preferred Shares shall be entitled to receive an amount of cash equal to the Liquidation Amount plus an amount in cash equal to all accumulated accrued and unpaid dividends thereon (whether or not earned or declared) to the date of final distribution to such holders. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of the Series E Preferred Shares shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other shares of any class or series of Parity Shares as to the distribution of assets on any liquidation, dissolution or winding up of the Corporation, then such assets, or the proceeds thereof, shall be distributed among the holders of Series E Preferred Shares and any such other Parity Shares ratably in accordance with the respective amounts that would be payable on such Series E Preferred Shares and any such other Parity Shares if all amounts payable thereon were paid in full. For the purposes of this Section 4, none of (i) a consolidation or merger of the Corporation with one or more corporations or other entities, (ii) a sale, lease or transfer of all or substantially all of the Corporation’s assets or (iii) a statutory share exchange shall be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Corporation.

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(b) Subject to the rights of the holders of Senior Shares and Parity Shares upon liquidation, dissolution or winding up, upon any liquidation, dissolution or winding up of the Corporation, after payment shall have been made in full to the holders of the Series E Preferred Shares, as provided in this Section 4, any other series or class or classes of Junior Shares shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series E Preferred Shares shall not be entitled to share therein.

Section 5. Redemption.

(a) The Corporation shall not redeem the Series E Preferred Shares prior to February 11, 2017, except that the Corporation may redeem the Series E Preferred Shares in accordance with paragraph (b) of Section 5. On and after February 11, 2017, the Corporation, at its option, upon not less than 30 nor more than 60 days’ written notice as contemplated by paragraph (e) of Section 5, may redeem the Series E Preferred Shares, in whole or in part, at any time or from time to time, for cash at a redemption price equal to the Liquidation Amount, plus all accumulated accrued and unpaid dividends thereon (whether or not earned or declared) to, but excluding, the Call Date (subject to paragraph (h) of Section 5), without interest. If fewer than all of the outstanding Series E Preferred Shares are to be redeemed, the number of shares to be redeemed will be determined by the Corporation and such shares may be redeemed pro rata from the holders of record of such shares in proportion to the number of such shares held by such holders (with adjustments to avoid redemption of fractional shares) or by lot in an equitable manner determined by the Corporation.

(b) If a Change of Control occurs, then the Corporation or the acquiring entity in such Change of Control may, at its option, redeem the Series E Preferred Shares, in whole but not in part, within 120 days after the date on which the Change of Control occurs, for cash at a redemption price equal to the Liquidation Amount, plus all accumulated accrued and unpaid dividends thereon (whether or not earned or declared) to, but excluding, the Call Date (subject to paragraph (h) of Section 5), without interest.

(c) With respect to a redemption pursuant to paragraph (a) of Section 5, unless all accumulated accrued and unpaid dividends on all Series E Preferred Shares and any other class or series of Parity Shares shall have been or contemporaneously are declared and paid in cash (or in the form of consideration for payment of dividends on any such Parity Shares) or declared and set apart for payment in cash for all past Quarterly Dividend Periods and the then current Quarterly Dividend Period, no Series E Preferred Shares or such Parity Shares shall be redeemed unless all of the outstanding Series E Preferred Shares and such Parity Shares are simultaneously redeemed; provided, however, that the foregoing shall not prevent the purchase or acquisition of the Series E Preferred Shares or such Parity Shares pursuant to a purchase or exchange offer made on the same terms to holders of all of the outstanding Series E Preferred Shares and such Parity Shares. Also with respect to a redemption pursuant to paragraph (a) of Section 5, unless all accumulated accrued and unpaid dividends on all Series E Preferred Shares and any other class or series of Parity Shares shall have been or contemporaneously are declared and paid in cash (or in the form of consideration for payment of dividends on any such Parity Shares) or declared and set apart for payment in cash for all past Quarterly Dividend Periods and the then current Quarterly Dividend Period, the Corporation shall not purchase or otherwise acquire directly or indirectly any Series E Preferred Shares or such Parity Shares (except by conversion into or exchange for Junior Shares and Parity Shares).

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(d) From and after the Call Date (unless the Corporation (or, if applicable, the acquiring entity) defaults in payment of the redemption price as contemplated by Section 5), all dividends will cease to accumulate on the Series E Preferred Shares called for redemption pursuant to Section 5, such shares shall no longer be deemed to be outstanding, and all of the rights of the holders of such shares will terminate with respect to such shares, except the right to receive the redemption price and all accumulated accrued and unpaid dividends up to, but excluding, the Call Date, without interest (upon surrender and endorsement of their certificates, if so required in accordance with paragraph (g) of Section 5).

(e) Notice of the redemption of any Series E Preferred Shares pursuant to Section 5 shall be mailed by first class mail to each holder of record of Series E Preferred Shares to be redeemed at the address of each such holder as shown on the Corporation’s share transfer books at least 30 but not more than 60 days prior to the applicable Call Date. Neither the failure to mail any notice required by this paragraph (e), nor any defect therein or in the mailing thereof, to any particular holder, shall affect the sufficiency of the notice or the validity of the proceedings for redemption with respect to the other holders. Any notice which was mailed in the manner herein provided shall be conclusively presumed to have been duly given on the date mailed whether or not the holder receives the notice. Each such mailed notice shall state, as appropriate: (1) the Call Date; (2) for a redemption pursuant to paragraph (a) of Section 5, the number of Series E Preferred Shares to be redeemed; (3) the redemption price equal to the Liquidation Amount plus accumulated accrued and unpaid dividends through, but excluding, the Call Date; (4) the place or places where any certificates for such shares, other than certificates issued as contemplated by Section 13, are to be surrendered for payment of the redemption price; (5) that dividends on the shares to be redeemed shall cease to accrue on such Call Date; (6) if applicable, that such redemption is being made in connection with a Change of Control and, in that case, a brief description of the transaction or transactions constituting such Change of Control; (7) if such redemption is being made in connection with a Change of Control, that the holders of the Series E Preferred Shares being so called for redemption will not be able to tender such Series E Preferred Shares for conversion in accordance with Section 6(b) hereof and that each Series E Preferred Share tendered for conversion that is called, prior to the Series E Change of Control Conversion Date (as defined below), for redemption will be redeemed on the related date of redemption instead of converted on the Series E Change of Control Conversion Date, provided that the holders of Series E Preferred Shares may always convert such shares as provided for under Section 6(a); and (8) any other information required by law or by the applicable rules of any exchange or national securities market upon which the Series E Preferred Shares may be listed or admitted for trading. In the case of a redemption pursuant to paragraph (a) of Section 5 in which fewer than all of the outstanding Series E Preferred Shares are to be redeemed, then the notice mailed pursuant to this paragraph (e) of Section 5 shall also specify the number of Series E Preferred Shares to be redeemed from each holder thereof.

(f) The Corporation’s (or, if applicable, the acquiring entity’s) obligation to provide cash in accordance with Section 5 shall be deemed fulfilled if, on or before the Call Date, the Corporation (or such acquiring entity) shall irrevocably deposit funds necessary for redemption pursuant to Section 5, in trust for the holders of the Series E Preferred Shares so called for redemption pursuant to Section 5, with a bank or trust company that has, or is an affiliate of a bank or trust company that has, capital and surplus of at least $50,000,000, with irrevocable instructions that such cash be applied to the redemption of the Series E Preferred Shares so called for redemption, in which case the notice to holders of the Series E Preferred Shares will (i) state the date of such deposit; (ii) specify the office of such bank or trust company as the place of payment of the redemption price; and (iii) require such holders to surrender any certificates representing such shares, other than certificates issued as contemplated by Section 13, at such place on or about the date fixed in such redemption notice (which may not be later than the Call Date) against payment of the redemption price (including all accumulated accrued and unpaid dividends to the Call Date). No interest shall accrue for the benefit of the holders of Series E Preferred Shares to be redeemed on any cash so set aside by the Corporation (or such acquiring entity). Subject to applicable escheat laws, any such cash unclaimed at the end of six months from the Call Date shall revert to the general funds of the Corporation (or such acquiring entity), after which reversion the holders of such shares so called for redemption shall look only to the general funds of the Corporation (or such acquiring entity) for the payment of such cash.

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(g) On or after the Call Date, each holder of Series E Preferred Shares that holds a certificate, other than certificates issued as contemplated by Section 13, must present and surrender (and properly endorse or assign for transfer, if the Corporation shall require and if the notice shall so state) each such certificate representing such holder’s Series E Preferred Shares to the Corporation at the place designated in the applicable notice and thereupon the redemption price of such shares will be paid to or on the order of the person whose name appears on such certificate representing the Series E Preferred Shares as the owner thereof, and each surrendered certificate will be canceled. All Series E Preferred Shares redeemed by the Corporation pursuant to Section 5, or otherwise acquired by the Corporation, shall be retired and restored to the status of authorized but unissued shares of undesignated Preferred Shares.

(h) If the Corporation redeems any of the Series E Preferred Shares pursuant to Section 5 and, if the Call Date for such redemption occurs after a Dividend Record Date and on or prior to the related Dividend Payment Date, then the dividend payable on such Dividend Payment Date with respect to such shares called for redemption shall be payable on such Dividend Payment Date to the holders of record at the close of business on such Dividend Record Date, and shall not be payable as part of the redemption price for such shares.

Section 6. Conversion of Shares.

(a) From time to time after the date of issuance of the Series E Preferred Shares, each Series E Preferred Share shall be convertible at any time at the option of the holder into that number of validly issued, fully paid and non-assessable Common Shares computed by dividing the Liquidation Amount by the Series E Conversion Price. Each Series E Preferred Share called for redemption will be convertible pursuant to this Section 6(a) into Common Shares up to and including, but not after, the close of business on the date fixed for redemption unless the Corporation defaults in the payment of the amount payable upon redemption.

(b) Upon the occurrence of a Change of Control, each holder of Series E Preferred Shares will have the right (unless, prior to the Series E Change of Control Conversion Date, the Corporation has provided notice of its election to redeem some or all of the Series E Preferred Shares held by such holder as described in Sections 5(b) above, in which case such holder will have the right only with respect to Series E Preferred Shares that are not called for redemption), to convert some or all of the Series E Preferred Shares held by such holder (the “Series E Change of Control Conversion Right”) on the Series E Change of Control Conversion Date into a number of validly issued, fully paid and non-assessable Common Shares per Series E Preferred Share (the “Series E/Common Stock Conversion Consideration”) equal to the lesser of: (i) the quotient obtained by dividing (A) the sum of the Liquidation Amount plus the amount of any accumulated and unpaid dividends thereon to, but not including, the Series E Change of Control Conversion Date (unless the Series E Change of Control Conversion Date is after a Series E Dividend Record Date (as defined herein) and prior to the corresponding Series E Dividend Payment Date (as defined herein) for the Series E Preferred Shares, in which case no additional amount for such accrued and unpaid dividends will be included in this sum) by (B) the Common Stock Price; and (ii) 29 (the “Share Cap”), subject to adjustments to the Share Cap for any splits, subdivisions or combinations of our Common Shares; in each case, on the terms and subject to the conditions described in this Section 6.

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(c) The Corporation shall have the option exercisable from time to time by written notice to any holder of the Series E Preferred Shares (“Notice of Mandatory Conversion”) of compelling such holder to convert all or a portion of the Series E Preferred Shares held by such holder into Common Shares (“Mandatory Conversion”), subject to the requirements of this Section 6(b). Each Series E Preferred Share subject to a Notice of Mandatory Conversion shall be convertible into a number of validly issued, fully paid and non-assessable Common Shares computed by dividing the Liquidation Amount by the Series E Conversion Price. The Notice of Mandatory Conversion, which if given, must be given on the first business day following a period in which for at least twenty (20) Trading Days in the aggregate during thirty (30) consecutive Trading Days, the Trading Price for the Common Shares was equal to or greater than 130% of the Series E Conversion Price. The date the Notice of Mandatory Conversion is given is the “Mandatory Conversion Date.” The Notice of Mandatory Conversion shall specify the amount of the Series E Preferred Shares which are subject to Mandatory Conversion. Each Mandatory Conversion Date shall be a deemed conversion date and the Corporation will be required to deliver the Common Shares issuable pursuant to a Mandatory Conversion Notice in the same manner and time period as described in Section 6(c). In the event the Corporation fails to deliver the Common Shares issuable upon Mandatory Conversion on the delivery date, then at such holder’s election, such Notice of Mandatory Conversion will be null and void or such holder may enforce the Notice of Mandatory Conversion. A Notice of Mandatory Conversion may not be rescinded by the Corporation without the consent of such holder.

(d) In the case of a Change of Control pursuant to which Common Shares are or will be converted into cash, securities or other property or assets (including any combination thereof) (the “Alternative Form Consideration”), a holder of Series E Preferred Shares will receive upon conversion of such Series E Preferred Shares the kind and amount of Alternative Form Consideration which such holder would have owned or been entitled to receive upon the Change of Control had such holder held a number of Common Shares equal to the Series E/Common Stock Conversion Consideration immediately prior to the effective time of the Change of Control (the “Alternative Conversion Consideration”; the Series E/Common Stock Conversion Consideration or the Alternative Conversion Consideration, whichever shall be applicable to a Change of Control, is referred to as the “Conversion Consideration”).

(e) If the holders of Common Shares have the opportunity to elect the form of consideration to be received in the Change of Control, the Conversion Consideration in respect of such Change of Control will be deemed to be the kind and amount of consideration actually received by holders of a majority of the outstanding Common Shares that made or voted for such an election (if electing between two types of consideration) or holders of a plurality of the outstanding Common Shares that made or voted for such an election (if electing between more than two types of consideration), as the case may be, and will be subject to any limitations to which all holders of Common Shares are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in such Change of Control.

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(f) Within 15 days following the occurrence of a Change of Control, provided that the Corporation has not then exercised its right to redeem all Series E Preferred Shares pursuant to Section 6(b), the Corporation will provide to holders of Series E Preferred Shares a notice of occurrence of the Change of Control that describes the resulting Series E Change of Control Conversion Right, which notice shall be delivered to the holders of record of the Series E Preferred Shares in their addresses as they appear on the stock transfer records of the Corporation and shall state: (i) the events constituting the Change of Control; (ii) the date of the Change of Control; (iii) the last date on which the holders of Series E Preferred Shares may exercise their Series E Change of Control Conversion Right; (iv) the method and period for calculating the Common Stock Price; (v) the Series E Change of Control Conversion Date; (vi) that if, prior to the Series E Change of Control Conversion Date, the Corporation has provided notice of its election to redeem all or any Series E Preferred Shares pursuant to Section 6(b), holders will not be able to convert the Series E Preferred Shares called for redemption and such shares will be redeemed on the related redemption date, even if such shares have already been tendered for conversion pursuant to the Series E Change of Control Conversion Right; (vii) if applicable, the type and amount of Alternative Conversion Consideration entitled to be received per Series E Preferred Share; (viii) the name and address of the paying agent, transfer agent and conversion agent for the Series E Preferred Shares; (ix) the procedures that the holders of Series E Preferred Shares must follow to exercise the Series E Change of Control Conversion Right (including procedures for surrendering shares for conversion through the facilities of a Depositary (as defined below)), including the form of conversion notice to be delivered by such holders as described below; and (x) the last date on which holders of Series E Preferred Shares may withdraw shares surrendered for conversion and the procedures that such holders must follow to effect such a withdrawal.

(g) The Corporation shall also issue a press release containing such notice provided for in the preceding Section 6(f) for publication on either of Dow Jones & Company, Inc., Business Wire, PR Newswire or Bloomberg Business News (or, if these organizations are not in existence at the time of issuance of the press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public), and post a notice on its website, in any event prior to the opening of business on the first Business Day following any date on which it provides the notice provided for in Section 6(f) to the holders of Series E Preferred Shares.

(h) To exercise the Series E Change of Control Conversion Right, the holders of Series E Preferred Shares will be required to deliver, on or before the close of business on the Series E Change of Control Conversion Date, the certificates (if any) representing the Series E Preferred Shares to be converted, duly endorsed for transfer (or, in the case of any Series E Preferred Shares held in book-entry form through a Depositary, to deliver, on or before the close of business on the Series E Change of Control Conversion Date, the Series E Preferred Shares to be converted through the facilities of such Depositary), together with a written conversion notice in the form provided by the Corporation, duly completed, to its transfer agent. The conversion notice must state: (i) the relevant Series E Change of Control Conversion Date; (ii) the number of Series E Preferred Shares to be converted; and (iii) that the Series E Preferred Shares are to be converted pursuant to the applicable provisions of the Series E Preferred Shares.

(i) Holders of Series E Preferred Shares may withdraw any notice of exercise of a Series E Change of Control Conversion Right (in whole or in part) by a written notice of withdrawal delivered to the transfer agent of the Corporation prior to the close of business on the Business Day prior to the Series E Change of Control Conversion Date. The notice of withdrawal delivered by any holder must state: (i) the number of withdrawn Series E Preferred Shares; (ii) if certificated Series E Preferred Shares have been surrendered for conversion, the certificate numbers of the withdrawn Series E Preferred Shares; and (iii) the number of Series E Preferred Shares, if any, which remain subject to the holder’s conversion notice.

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(j) Notwithstanding anything to the contrary contained in Section 6, if any Series E Preferred Shares are held in book-entry form through the Depositary (as defined below), the conversion notice and/or the notice of withdrawal, as applicable, must comply with applicable procedures, if any, of the applicable Depositary.

(k) (i) Each conversion of Series E Preferred Shares shall be deemed to have been effected as of the close of business on the date on which notice of election of such conversion is delivered to the Corporation by such holder. Until the certificates representing the Series E Preferred Shares that are being converted have been surrendered, other than certificates issued as contemplated by Section 13, and new certificates representing the Common Shares shall have been issued by the Corporation, such certificate(s) evidencing the Series E Preferred Shares being converted shall be evidence of the issuance of such Common Shares. At such time as such conversion has been effected, the rights of the holder of such Series E Preferred Shares as such holder shall cease and the Person or Persons in whose name or names any certificate or certificates for Common Shares are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the Common Shares represented thereby.

(ii) As soon as practicable after a conversion has been effected in accordance with clause (i) above, the Corporation shall deliver to the converting holder: (A) a certificate or certificates representing, in the aggregate, the number of Common Shares issuable by reason of such conversion, in the name or names and in such denomination or denominations as the converting holder has specified; and (B) a certificate representing any Series E Preferred Shares which were represented by the certificate or certificates delivered to the Corporation in connection with such conversion, but which were not converted.

(iii) The issuance of certificates for Common Shares upon conversion of the Series E Preferred Shares shall be made without charge to the holders of such Series E Preferred Shares for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of Common Shares, except for any transfer or similar tax payable as a result of issuance of a certificate to other than the registered holder of the shares being converted.

(iv) The Corporation shall not close its books against the transfer of the Series E Preferred Shares or of Common Shares issued or issuable upon conversion of the Series E Preferred Shares in any manner which interferes with the timely conversion of the Series E Preferred Shares. The Corporation shall assist and cooperate with any holder of Series E Preferred Shares required to make any governmental filings or obtain any governmental approval prior to or in connection with any conversion of shares hereunder (including, without limitation, making any filings reasonably required to be made by the Corporation).

(v) No fractional Common Shares or scrip representing fractional shares shall be issued upon conversion of Series E Preferred Shares. If more than one Series E Preferred Share shall be surrendered for conversion at one time by the same record holder, the number of full Common Shares issuable upon the conversion thereof shall be computed on the basis of the aggregate number of Series E Preferred Shares so surrendered by such record holder. Instead, the Corporation will make a cash payment equal to the value of such fractional shares based upon the Common Stock Price used in determining the Series E/Common Stock Conversion Consideration for such Change of Control or the Conversion Price in the event of conversion pursuant to Section 6(a) or (c).

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(vi) The Corporation shall use its best efforts at all times to reserve and keep available out of its authorized but unissued Common Shares solely for the purpose of issuance upon the conversion of the Series E Preferred Shares, such number of Common Shares as are issuable upon the conversion of all outstanding Series E Preferred Shares. All Common Shares which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges, other than those created or agreed to by the holder. The Corporation shall use its best efforts to take all such actions as may be necessary to assure that all such Common Shares may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which Common Shares may be listed (except for official notice of issuance which shall be immediately delivered by the Corporation upon each such issuance).

(l) If the Corporation at any time subdivides (by any stock split, stock dividend, recapitalization or any similar transaction) one or more classes of its outstanding Common Shares into a greater number of shares, or if the Corporation at any time combines (by reverse stock split, reclassification or any similar transaction) one or more classes of its outstanding Common Shares into a smaller number of shares, the Series E Conversion Price and Share Cap in effect immediately prior to such subdivision or combination shall be proportionately adjusted.

(m) (i) Promptly upon any adjustment of the Series E Conversion Price as described in Section 6(d), the Corporation shall give written notice thereof to all holders of the Series E Preferred Shares, setting forth in reasonable detail and certifying the calculation of such adjustment.

(ii) The Corporation shall give written notice to all holders of the Series E Preferred Shares at least ten (10) days’ prior to the date on which the Corporation closes its books or takes a record (A) with respect to any dividend or distribution upon Common Shares, (B) with respect to any pro rata subscription offer to holders of Common Shares, or (C) for determining rights with respect to any Change of Control.

(iii) The Corporation shall give written notice to the holders of the Series E Preferred Shares at least ten (10) days’ prior to the date on which any Change of Control shall take place, which notice may be one and the same as that required by (ii) above.

Section 7. Ranking. Any class or series of shares of stock of the Corporation shall be deemed to rank:

(a) prior to the Series E Preferred Shares, as to the payment of dividends and as to distribution of assets upon liquidation, dissolution or winding up, if the holders of such class or series shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Series E Preferred Shares (“Senior Shares”);

(b) on a parity with the Series E Preferred Shares, as to the payment of dividends and as to distribution of assets upon liquidation, dissolution or winding up, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof be different from those of the Series E Preferred Shares, if the holders of such class or series and the Series E Preferred Shares shall be entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority one over the other (“Parity Shares”); and

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(c) junior to the Series E Preferred Shares, as to the payment of dividends and as to the distribution of assets upon liquidation, dissolution or winding up, if such class or series shall be the Common Shares or any other class or series of shares of stock of the Corporation now or hereafter issued and outstanding over which the Series E Preferred Shares have preference or priority in the payment of dividends and in the distribution of assets upon any liquidation, dissolution or winding up of the Corporation (“Junior Shares”).

Section 8. Voting Rights. The Series E Preferred Shares shall have no voting rights, except as set forth in this Section 8.

(a) So long as any Series E Preferred Shares are outstanding, the affirmative vote of the holders of at least two-thirds of the Series E Preferred Shares at the time outstanding, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

(i) Any amendment, alteration or repeal of any of the provisions of the Certificate of Incorporation or these terms of the Series E Preferred Shares that materially and adversely affects the rights, preferences or voting power of the Series E Preferred Shares; provided, however, that the amendment of the provisions of the Certificate of Incorporation so as to authorize or create, or to increase the authorized amount of, the Series E Preferred Shares, any Junior Shares that are not senior in any respect to the Series E Preferred Shares, or any shares of any class ranking, as to receipt of dividends or distribution of assets upon liquidation, dissolution or winding up of the Corporation, on a parity with the Series E Preferred Shares shall not be deemed to materially or adversely affect the rights, preferences or voting power of the Series E Preferred Shares; and provided, further, that if any such amendment, alteration or repeal would materially and adversely affect any voting powers, rights or preferences of the Series E Preferred Shares that are not enjoyed by some or all of the other series otherwise entitled to vote in accordance herewith, the affirmative vote of at least two-thirds of the votes entitled to be cast by the holders of all series similarly affected, similarly given, shall be required in lieu of the affirmative vote of at least two-thirds of the votes entitled to be cast by the holders of the Series E Preferred Shares; or

(ii) The authorization, reclassification or creation of, or the increase in the authorized amount of, any shares of any class or any security convertible into or exchangeable for shares of any class ranking prior to the Series E Preferred Shares in the distribution of assets on any liquidation, dissolution or winding up of the Corporation or in the payment of dividends;

provided, however, that no such vote of the holders of Series E Preferred Shares shall be required on or after February 11, 2017, or in connection with a Change of Control if, at or prior to the time when such amendment, alteration, repeal, share exchange, consolidation or merger is to take effect, or when the issuance of any such prior shares or convertible security is to be made, as the case may be, a deposit is made for the redemption in cash of all Series E Preferred Shares at the time outstanding as provided in paragraph (e) of Section 5 hereof for a redemption price determined under the appropriate paragraph of Section 5.

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(b) So long as Series E Preferred Shares have at least an aggregate of $10,000,000 in liquidation amount are outstanding, the affirmative vote of the holders of at least two-thirds of the Series E Preferred Shares at the time outstanding, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for the Corporation to incur additional Indebtedness after the date the first Series E Preferred Share is issued in an amount greater than the lesser of (i) $10,000,000 or (ii) four and one-half (4.5) multiplied by the Corporation’s TTM EBITDA, as calculated as of the end of the month prior to the incurrence of any Indebtedness.

(c) For purposes of the foregoing provisions of this Section 8, each Series E Preferred Share shall have one vote per share. Except as set forth herein, the Series E Preferred Shares shall not have any relative, participating, optional or other special voting rights and powers other than as set forth herein, and the consent of the holders thereof shall not be required for the taking of any corporate action.

(d) No amendment to these terms of the Series E Preferred Shares shall require the vote of the holders of Common Shares (except as required by law) or any series of Preferred Stock other than the Series E Preferred Shares.

Section 9. Information Rights. During any period in which the Corporation is not subject to Section 13 or 15(d) of the Exchange Act and any Series E Preferred Shares are outstanding, the Corporation shall (a) transmit by mail to all holders of Series E Preferred Shares, as their names and addresses appear in the Corporation’s record books and without cost to such holders, copies of the annual reports and quarterly reports that the Corporation would have been required to file with the Securities and Exchange Commission (the “SEC“) pursuant to Section 13 or 15(d) of the Exchange Act if the Corporation was subject to such Sections (other than any exhibits that would have been required); and (b) promptly upon written request, supply copies of such reports to any prospective holder of Series E Preferred Shares. The Corporation shall mail the reports to the holders of Series E Preferred Shares within 15 days after the respective dates by which the Corporation would have been required to file the reports with the SEC if the Corporation were then subject to Section 13 or 15(d) of the Exchange Act, assuming the Corporation is a “non-accelerated filer” in accordance with the Exchange Act.

Section 10. Record Holders. The Corporation and the Transfer Agent shall deem and treat the record holder of any Series E Preferred Shares as the true and lawful owner thereof for all purposes, and neither the Corporation nor the Transfer Agent shall be affected by any notice to the contrary,

Section 11. Sinking Fund. The Series E Preferred Shares shall not be entitled to the benefits of any retirement or sinking fund.

Section 12. [Reserved.]

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Section 13. Book Entry. The Series E Preferred Shares shall be issued initially in the form of one or more fully registered global certificates (“Global Preferred Shares“), which shall be deposited on behalf of the purchasers represented thereby with the Transfer Agent, as custodian for a securities depositary (the “Depositary“) that is a clearing agency under Section 17A of the Exchange Act (or with such other custodian as the Depositary may direct), and registered in the name of the Depositary or its nominee, duly executed by the Corporation and authenticated by the Transfer Agent. The number of Series E Preferred Shares represented by Global Preferred Shares may from time to time be increased or decreased by adjustments made on the records of the Transfer Agent and the Depositary as hereinafter provided. Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under these terms of the Series E Preferred Shares with respect to any Global Preferred Shares held on their behalf by the Depositary or by the Transfer Agent as the custodian of the Depositary or under such Global Preferred Shares, and the Depositary may be treated by the Corporation, the Transfer Agent and any agent of the Corporation or the Transfer Agent as the absolute owner of such Global Preferred Shares for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Corporation, the Transfer Agent or any agent of the Corporation or the Transfer Agent from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of the Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Preferred Shares.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designation to be duly executed and acknowledged by Steven W. King its President and Chief Executive Officer as of this 12th day of February, 2014.

PEREGRINE PHARMACEUTICALS, INC. /s/ Steven W. King Steven W. King President and Chief Executive Officer

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CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

PEREGRINE PHARMACEUTICALS, INC.,

A DELAWARE CORPORATION

PEREGRINE PHARMACEUTICALS, INC., a Delaware corporation organized and existing under and by virtue of the Delaware General Corporation Law (hereinafter referred to as the “Corporation”), hereby certifies as follows:

1.  That at a meeting of the Board of Directors of the Corporation resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and directing said amendment to be submitted to the stockholders of the Corporation at the 2008 Annual Meeting.  The resolutions set forth the proposed amendment as follows:

RESOLVED, that ARTICLE 4 of the Certificate of Incorporation of the Corporation be amended by adding the following paragraph at the end thereof:

“Reverse Stock Split.

Effective as of the close of business on the filing date of this Certificate of Amendment with the Secretary of State of the State of Delaware (the “Effective Time”), every five (5) outstanding shares of Common Stock, par value $0.001, of the Corporation issued and outstanding or held in the treasury of the Corporation as of the close of business on October 16, 2009 will automatically be combined, reclassified and changed into one (1) fully paid and non-assessable share of Common Stock, par value $0.001, without any further action by the holders of such shares; provided, however, that no fractional shares shall be issued. Stockholders who would otherwise be entitled to a fractional share will receive one whole share of common stock in lieu of such fraction.  No other exchange, reclassification or cancellation of issued shares shall be effected by this Amendment.”

2.  That thereafter, pursuant to resolution of the Board of Directors, an Annual Meeting of the stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the Delaware General Corporation Law, at which Annual Meeting the necessary number of shares as required by statute were voted in favor of the amendment.

3.  That said amendment was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by Steven W. King, its President and CEO, and attested to by Paul J. Lytle, its CFO and Corporate Secretary, this 16th day of October, 2009.

PEREGRINE PHARMACEUTICALS, INC.,
a Delaware corporation

By: /s/ Steven W. King________________
Steven W. King, President and CEO

ATTEST:

/s/ Paul J. Lytle

Paul J. Lytle, CFO and Corporate Secretary

20

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

PEREGRINE PHARMACEUTICALS, INC.,

A DELAWARE CORPORATION

PEREGRINE PHARMACEUTICALS, INC., a Delaware corporation organized and existing under and by virtue of the Delaware General Corporation Law (hereinafter referred to as the "Corporation"), hereby certifies as follows:

1.  That at a meeting of the Board of Directors of the Corporation resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and directing said amendment to be submitted to the stockholders of the Corporation at a special meeting. The resolutions setting forth the proposed amendment is as follows:

“RESOLVED, that the Certificate of Incorporation be amended by changing the first sentence of ARTICLE 4 so that it shall read as follows:

“The total number of shares of all classes of stock which the Corporation shall have authority to issue is 330,000,000, of which (i) 325,000,000 shares shall be designated “Common Stock” and shall have a par value of $0.001 per share; and (ii) 5,000,000 shares shall be designated “Preferred Stock” and shall have a par value of $0.001 per share.”

2.  That thereafter, pursuant to resolution of the Board of Directors, an Annual Meeting of the stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the Delaware General Corporation Law, at which Annual Meeting the necessary number of shares as required by statute were voted in favor of the amendment.

3.  That said amendment was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by Steven W. King, its President & CEO, and attested to by Paul J. Lytle, its Secretary, this 22nd day of October, 2007.

PEREGRINE PHARMACEUTICALS, INC., a Delaware corporation By: /s/ Steven W. King Steven W. King, President & CEO

ATTEST:

/s/ Paul J. Lytle

Paul J. Lytle, Secretary

21

CERTIFICATE OF DESIGNATION

of

SERIES D PARTICIPATING PREFERRED STOCK

of

PEREGRINE PHARMACEUTICALS, INC.

Pursuant to Section 151 of the General Corporation Law

of the State of Delaware

Peregrine Pharmaceuticals, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware, in accordance with the provisions of Section 151 thereof, DOES HEREBY CERTIFY:

That pursuant to the authority vested in the Board of Directors in accordance with the provisions of the Certificate of Incorporation of the said Corporation, the said Board of Directors on March 16, 2006 adopted the following resolution creating a series of 500,000 shares of Preferred Stock designated as “ Series D Participating Preferred Stock ”:

RESOLVED, that pursuant to the authority vested in the Board of Directors of this Corporation in accordance with the provisions of the Certificate of Incorporation, a series of Preferred Stock, par value $.001 per share, of the Corporation be and hereby is created, and that the designation and number of shares thereof and the voting and other powers, preferences and relative, participating, optional or other rights of the shares of such Series and the qualifications, limitations and restrictions thereof are as follows:

Series D Participating Preferred Stock

1. Designation and Amount. There shall be a series of Preferred Stock that shall be designated as “Series D Participating Preferred Stock,” and the number of shares constituting such series shall be 500,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, however, that no decrease shall reduce the number of shares of Series D Participating Preferred Stock to less than the number of shares then issued and outstanding plus the number of shares issuable upon exercise of outstanding rights, options or warrants or upon conversion of outstanding securities issued by the Corporation.

2.   Dividends and Distribution.

(A)   Subject to the prior and superior rights of the holders of any shares of any class or series of stock of the Corporation ranking prior and superior to the shares of Series D Participating Preferred Stock with respect to dividends, the holders of shares of Series D Participating Preferred Stock, in preference to the holders of shares of any class or series of stock of the Corporation ranking junior to the Series D Participating Preferred Stock in respect thereof, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of May, August, November and February in each year (each such date being referred to herein as a “ Quarterly Dividend Payment Date ”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series D Participating Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 or (b) the Adjustment Number (as defined below) times the aggregate per share amount of all cash dividends, and the Adjustment Number times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock, par value $.001 per share, of the Corporation (the “ Common Stock ”) since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series D Participating Preferred Stock. The “Adjustment Number” shall initially be 1,000. In the event the Corporation shall at any time after March 16, 2006, (i) declare and pay any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

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(B)   The Corporation shall declare a dividend or distribution on the Series D Participating Preferred Stock as provided in paragraph (A) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock).

(C)   Dividends shall begin to accrue and be cumulative on outstanding shares of Series D Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series D Participating Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series D Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series D Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series D Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 60 days prior to the date fixed for the payment thereof.

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3.   Voting Rights. The holders of shares of Series D Participating Preferred Stock shall have the following voting rights:

(A)   Each share of Series D Participating Preferred Stock shall entitle the holder thereof to a number of votes equal to the Adjustment Number on all matters submitted to a vote of the stockholders of the Corporation.

(B)   Except as required by law and by Section 10 hereof, holders of Series D Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

(C)   If, at the time of any annual meeting of stockholders for the election of directors, the equivalent of six quarterly dividends (whether or not consecutive) payable on any share or shares of Series D Participating Preferred Stock are in default, the number of directors constituting the Board of Directors of the Company shall be increased by two. In addition to voting together with the holders of Common Stock for the election of other directors of the Company, the holders of record of the Series D Participating Preferred Stock, voting separately as a class to the exclusion of the holders of Common Stock, shall be entitled at said meeting of stockholders (and at each subsequent annual meeting of stockholders), unless all dividends in arrears on the Series D Participating Preferred Stock have been paid or declared and set apart for payment prior thereto, to vote for the election of two directors of the Company, the holders of any Series D Participating Preferred Stock being entitled to cast a number of votes per share of Series D Participating Preferred Stock as is specified in paragraph (A) of this Section 3. Each such additional director shall serve until the next annual meeting of stockholders for the election of directors, or until his successor shall be elected and shall qualify, or until his right to hold such office terminates pursuant to the provisions of this Section 3(C). Until the default in payments of all dividends which permitted the election of said directors shall cease to exist, any director who shall have been so elected pursuant to the next preceding sentence may be removed at any time, without cause, only by the affirmative vote of the holders of the shares of Series D Participating Preferred Stock at the time entitled to cast a majority of the votes entitled to be cast for the election of any such director at a special meeting of such holders called for that purpose, and any vacancy thereby created may be filled by the vote of such holders. If and when such default shall cease to exist, the holders of the Series D Participating Preferred Stock shall be divested of the foregoing special voting rights, subject to revesting in the event of each and every subsequent like default in payments of dividends. Upon the termination of the foregoing special voting rights, the terms of office of all persons who may have been elected directors pursuant to said special voting rights shall forthwith terminate, and the number of directors constituting the Board of Directors shall be reduced by two. The voting rights granted by this Section 3(C) shall be in addition to any other voting rights granted to the holders of the Series D Participating Preferred Stock in this Section 3.

4.   Certain Restrictions.

(A)   Whenever quarterly dividends or other dividends or distributions payable on the Series D Participating Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series D Participating Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

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(i)   declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series D Participating Preferred Stock;

(ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series D Participating Preferred Stock, except dividends paid ratably on the Series D Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled; or

(iii) redeem, purchase or otherwise acquire for consideration any shares of Series D Participating Preferred Stock, or any shares of stock ranking on a parity with the Series D Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of Series D Participating Preferred Stock, or to such holders and holders of any such shares ranking on a parity therewith, upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective Series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(B)   The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

5.   Reacquired Shares. Any shares of Series D Participating Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired promptly after the acquisition thereof. All such shares shall upon their retirement become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to any conditions and restrictions on issuance set forth herein.

6.     Liquidation, Dissolution or Winding Up. (A) Upon any liquidation, dissolution or winding up of the Corporation, voluntary or otherwise, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series D Participating Preferred Stock unless, prior thereto, the holders of shares of Series D Participating Preferred Stock shall have received an amount per share (the “ Series D Liquidation Preference ”) equal to the greater of (i) $1,000 plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, or (ii) the Adjustment Number times the per share amount of all cash and other property to be distributed in respect of the Common Stock upon such liquidation, dissolution or winding up of the Corporation.

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(B)   In the event, however, that there are not sufficient assets available to permit payment in full of the Series D Liquidation Preference and the liquidation preferences of all other classes and series of stock of the Corporation, if any, that rank on a parity with the Series D Participating Preferred Stock in respect thereof, then the assets available for such distribution shall be distributed ratably to the holders of the Series D Participating Preferred Stock and the holders of such parity shares in proportion to their respective liquidation preferences.

(C)   Neither the merger nor consolidation of the Corporation into or with another corporation nor the merger or consolidation of any other corporation into or with the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 6.

7.   Consolidation, Merger, Etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the outstanding shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series D Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share equal to the Adjustment Number times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision, combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series D Participating Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event. In the event the Corporation shall at any time declare or pay any dividend on the Series D Participating Preferred Stock payable in shares of Series D Participating Preferred Stock, or effect a subdivision, combination or consolidation of the outstanding shares of Series D Participating Preferred Stock (by reclassification or otherwise than by payment of a dividend in shares of Series D Participating Preferred Stock) into a greater or lesser number of shares of Series D Participating Preferred Stock, then in each such case the amount set forth in the first sentence of this Section 7 with respect to the exchange or change of shares of Series D Participating Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Series D Participating Preferred Stock that were outstanding immediately prior to such event and the denominator of which is the number of shares of Series D Participating Preferred Stock outstanding immediately after such event.

8.   No Redemption. Shares of Series D Participating Preferred Stock shall not be subject to redemption by the Company.

9.   Ranking. The Series D Participating Preferred Stock shall rank junior to all other series of the Preferred Stock as to the payment of dividends and as to the distribution of assets upon liquidation, dissolution or winding up, unless the terms of any such series shall provide otherwise, and shall rank senior to the Common Stock as to such matters.

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10. Amendment. At any time that any shares of Series D Participating Preferred Stock are outstanding, the Certificate of Incorporation of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series D Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of two-thirds of the outstanding shares of Series D Participating Preferred Stock, voting separately as a class.

11. Fractional Shares. Series D Participating Preferred Stock may be issued in fractions of a share that shall entitle the holder, in proportion to such holder’s fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series D Participating Preferred Stock.

IN WITNESS WHEREOF, the undersigned has executed this Certificate this 16th day of March, 2006.

PEREGRINE PHARMACEUTICALS, INC.

By:	/s/ Steven W. King
Name: Steven W. King Title: President and CEO

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CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

PEREGRINE PHARMACEUTICALS, INC.,

A DELAWARE CORPORATION

PEREGRINE PHARMACEUTICALS, INC., a Delaware corporation organized and existing under and by virtue of the Delaware General Corporation Law (hereinafter referred to as the "Corporation"), hereby certifies as follows:

1. That at a meeting of the Board of Directors of the Corporation resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and directing said amendment to be submitted to the stockholders of the Corporation at a special meeting. The resolutions setting forth the proposed amendment is as follows:

“RESOLVED, that the Certificate of Incorporation be amended by changing the first sentence of ARTICLE 4 so that it shall read as follows:

“The total number of shares of all classes of stock which the Corporation shall have authority to issue is 255,000,000, of which (i) 250,000,000 shares shall be designated “Common Stock” and shall have a par value of $0.001 per share; and (ii) 5,000,000 shares shall be designated “Preferred Stock” and shall have a par value of $0.001 per share.”

2. That thereafter, pursuant to resolution of the Board of Directors, an Annual Meeting of the stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the Delaware General Corporation Law, at which Annual Meeting the necessary number of shares as required by statute were voted in favor of the amendment.

3. That said amendment was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by Steven W. King, its President & CEO, and attested to by Paul J. Lytle, its Secretary, this 24th day of October, 2005.

PEREGRINE PHARMACEUTICALS, INC. a Delaware corporation

By:	/s/ STEVEN W. KING
Steven W. King, President & CEO

ATTEST:

/s/ PAUL J. LYTLE

Paul J. Lytle, Secretary

28

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
PEREGRINE PHARMACEUTICALS, INC.
a Delaware Corporation

PEREGRINE PHARMACEUTICALS, Inc, a corporation organized and existing under and by virtue of the Delaware General Corporation Law (hereinafter referred to as the "Corporation"), hereby certifies as follows:

1. That at a meeting of the Board of Directors of the Corporation resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and directing said amendment to be submitted to the stockholders of the Corporation at a special meeting. The resolutions setting forth the proposed amendment is as follows:

"RESOLVED, that the Certificate of Incorporation of the Corporation, as amended, be hereby further amended by changing the first sentence of ARTICLE 4 so that it shall read as follows:

"The total number of shares of all classes of stock which the Corporation shall have authority to issue is 205,000,000, of which (i) 200,000,000 shares shall be designated "Common Stock" and shall have a par value of $0.001 per share; and (ii) 5,000,000 shares shall be designated "Preferred Stock" and shall have a par value of $0.001 per share."

2. That thereafter, pursuant to resolution of the Board of Directors, an Annual Meeting of the stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the Delaware General Corporation Law, at which Annual Meeting the necessary number of shares as required by statute were voted in favor of the amendment.

3. That said amendment was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by Steven W. King, its President & CEO, and attested to by Paul J. Lytle, its Secretary, this 14th day of October, 2003.

PEREGRINE PHARMACEUTICALS, INC. a Delaware corporation By: /S/STEVEN W. KING Steven W. King, President & CEO

ATTEST:

/S/ PAUL J. LYTLE
Paul J. Lytle, Secretary

29

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
PEREGRINE PHARMACEUTICALS, INC.,
a Delaware corporation

PEREGRINE PHARMACEUTICALS, INC., a Delaware corporation organized and existing under and by virtue of the Delaware General Corporation Law (hereinafter referred to as the "Corporation"), hereby certifies as follows:

1. That at a meeting of the Board of Directors of the Corporation resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and directing said amendment to be submitted to the stockholders of the Corporation at a special meeting. The resolutions setting forth the proposed amendment is as follows:

"RESOLVED, that the Certificate of Incorporation be amended by changing the first sentence of ARTICLE 4 so that it shall read as follows:

"The total number of shares of all classes of stock which the Corporation shall have authority to issue is 180,000,000, of which (i) 175,000,000 shares shall be designated "Common Stock" and shall have a par value of $0.001 per share; and (ii) 5,000,000 shares shall be designated "Preferred Stock" and shall have a par value of $0.001 per share."

2. That thereafter, pursuant to resolution of the Board of Directors, an Annual Meeting of the stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the Delaware General Corporation Law, at which Annual Meeting the necessary number of shares as required by statute were voted in favor of the amendment.

3. That said amendment was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by Edward J. Legere, its President & CEO, and attested to by Paul J. Lytle, its Secretary, this 22nd day of October, 2002.

PEREGRINE PHARMACEUTICALS, INC., a Delaware corporation By: /s/ EdwardJ. Legere Edward J. Legere, President & CEO

ATTEST:

/s/ Paul J. Lytle

Paul J. Lytle, Secretary

30

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
TECHNICLONE CORPORATION, INC.,
a Delaware Corporation

THE undersigned hereby certify that:

1. They are the duly elected and acting President and Secretary, respectively, of said corporation.

2. The Certificate of Incorporation of the corporation is hereby amended by striking out Article I thereof and by substituting in lieu of said article the following new Article I:

“NAME: The name of the Corporation is Peregrine Pharmaceuticals, Inc.”

3. The amendment of the Certificate of Incorporation herein certified has been duly adopted by the Board of Directors at a regular meeting and the shareholders of the corporation at an annual meeting in accordance with the provisions of section 242 of the General Corporation Law of the State of Delaware.

The undersigned, being President and Secretary, hereby declare under penalty of perjury that the matters set forth in the foregoing certificate are true and correct of both their own knowledge and that this declaration was executed on this 25th day of October, 2000.

/s/ John Bonfiglio
John Bonfiglio, President

/s/ Paul Lytle
Paul Lytle, Secretary

31

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
TECHNICLONE CORPORATION,
a Delaware Corporation

TECHNICLONE CORPORATION, a Delaware corporation organized and existing under and by virtue of the Delaware General Corporation Law (hereinafter referred to as the "Corporation"), hereby certifies as follows:

1. That at a meeting of the Board of Directors of the Corporation resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and directing said amendment to be submitted to the stockholders of the Corporation at a special meeting. The resolutions setting forth the proposed amendment is as follows:

"RESOLVED, that the Certificate of Incorporation be amended by changing the first sentence of ARTICLE 4 so that it shall read as follows:

"The total number of shares of all classes of stock which the Corporation shall have authority to issue is 155,000,000, of which (i) 150,000,000 shares shall be designated "Common Stock" and shall have a par value of $0.001 per share; and (ii) 5,000,000 shares shall be designated "Preferred Stock" and shall have a par value of $0.001 per share."

2. That thereafter, pursuant to resolution of the Board of Directors, an Annual Meeting of the stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the Delaware General Corporation Law, at which Annual Meeting the necessary number of shares as required by statute were voted in favor of the amendment.

3. That said amendment was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by Larry O. Bymaster, its President, and attested to by Steven C. Burke, its Secretary, this 21st day of October, 1999.

TECHNICLONE CORPORATION, a Delaware corporation By: /s/ Larry O. Bymaster Larry O. Bymaster, President

ATTEST:

/s/ Steven C. Burke

Steven C. Burke, Secretary

32

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
TECHNICLONE CORPORATION,
a Delaware Corporation

TECHNICLONE CORPORATION, a Delaware corporation organized and existing under and by virtue of the Delaware General Corporation Law (hereinafter referred to as the "Corporation"), hereby certifies as follows:

1. That at a meeting of the Board of Directors of the Corporation resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and directing said amendment to be submitted to the stockholders of the Corporation at a special meeting. The resolution setting forth the proposed amendment is as follows:

"RESOLVED, that the Certificate of Incorporation be amended by changing the first sentence of ARTICLE 4 so that it shall read as follows:

"The total number of shares of all classes of stock which the Corporation shall have authority to issue is 125,000,000, of which (i) 120,000,000 shares shall be designated "Common Stock" and shall have a par value of $0.001 per share; and (ii) 5,000,000 shares shall be designated "Preferred Stock" and shall have a par value of $0.001 per share."

2. That thereafter, pursuant to resolution of the Board of Directors, a Special Meeting of the stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the Delaware General Corporation Law, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

3. That said amendment was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by Lon H. Stone, Chairman of the Board of Directors, and attested to by William V. Moding, its Secretary, this 11th day of May, 1998.

TECHNICLONE CORPORATION,

a Delaware corporation

By: /s/ Thomas R. Testman

Thomas R. Testman,

Interim Chief Executive Officer

ATTEST:

/s/ William V. Moding

William V. Moding, Secretary

33

CERTIFICATE OF AMENDMENT OF
CERTIFICATE OF INCORPORATION
OF
TECHNICLONE CORPORATION,
a Delaware Corporation

TECHNICLONE CORPORATION, a Delaware corporation organized and existing under and by virtue of the Delaware General Corporation Law (hereinafter referred to as the "Corporation"), hereby certifies as follows:

1. That at a meeting of the Board of Directors of the Corporation resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and directing said amendment to be submitted to the stockholders of the Corporation at its Annual Meeting. The resolution setting forth the proposed amendment is as follows:

"RESOLVED, that the Certificate of Incorporation be amended by changing the first sentence of ARTICLE 4 so that it shall read as follows:

"The total number of shares of all classes of stock which the Corporation shall have authority to issue is 65,000,000, of which (i) 60,000,000 shares shall be designated "Common Stock" and shall have a par value of $0.001 per share; and (ii) 5,000,000 shares shall be designated "Preferred Stock" and shall have a par value of $0.001 per share."

2. That thereafter, pursuant to resolution of the Board of Directors, the Annual Meeting of the stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the Delaware General Corporation Law, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

3, That said amendment was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by Lon H. Stone, its President, and attested to by William V. Moding, its Secretary, this 28th day of October, 1997.

TECHNICLONE CORPORATION, a Delaware corporation By: /s/ Lon H. Stone Lon H. Stone, President

ATTEST:

/s/ William V. Moding

William V. Moding, Secretary

34

CERTIFICATE OF DESIGNATION
OF

5% ADJUSTABLE CONVERTIBLE CLASS C PREFERRED STOCK

OF
TECHNICLONE CORPORATION
a Delaware Corporation

(Pursuant to Section 151 of the General Corporation Law of the State of Delaware)

Techniclone Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), hereby certifies that, pursuant to the authority contained in its Certificate of Incorporation, and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, its Board of Directors has adopted the following resolution creating a series of its Preferred Stock designated as 5% Adjustable Convertible Class C Preferred Stock:

"BE IT RESOLVED, that pursuant to the authority vested in the Board of Directors of the Corporation by the Certificate of Incorporation, the Board of Directors does hereby provide for the issue of a series of Preferred Stock, $.001 par value per share, in connection with those certain 5% Preferred Stock Investment Agreements dated April 24, 1997 by and among the Corporation and certain investors (the "Securities Purchase Agreements"), there shall be a series of shares of the Preferred Stock of the Corporation designated "5% Adjustable Convertible Class "C" Preferred Stock"; that the number of shares of such series shall be 17,200 and that the rights and preferences of such series (referred to herein as the "5% Preferred" or "Shares") and the limitations or restrictions thereon, and the rights and terms of the stock purchase warrants ("Warrants") issuable upon conversion of the 5% Preferred, shall be as follows (as used herein, unless the context otherwise requires, shares of 5% Preferred shall include shares of 5% Preferred issuable as dividends on shares of 5% Preferred and Warrants shall include warrants issuable upon conversion of the 5% Preferred):

RESOLVED that, in connection with those certain 5% Preferred Stock Investment Agreements dated April 24, 1997 by and among the Corporation and certain investors (the "Securities Purchase Agreements"), there shall be a series of shares of the Preferred Stock of the Corporation designated "5% Adjustable Convertible Class "C" Preferred Stock"; that the number of shares of such series shall be 17,200 and that the rights and preferences of such series (referred to herein as the "5% Preferred" or "Shares") and the limitations or restrictions thereon, and the rights and terms of the stock purchase warrants ("Warrants") issuable upon conversion of the 5% Preferred, shall be as follows (as used herein, unless the context otherwise requires, shares of 5% Preferred shall include shares of 5% Preferred issuable as dividends on shares of 5% Preferred and Warrants shall include warrants issuable upon conversion of the 5% Preferred):

1. DIVIDENDS.

(a) The holders of the 5% Preferred shall be entitled to receive out of any assets legally available therefor cumulative dividends at the rate of $50 per share per annum, payable commencing September 30, 1997 and thereafter quarterly on December 31, March 31, June 30 and September 30 of each year, when and as declared by the Board of Directors, in preference and priority to any payment of any dividend on the common stock of the Corporation, par value $.001 per share ("Common Stock") or any other class or series of stock of the Corporation ranking junior to the 5% Preferred. Such dividends shall accrue on any given share from the day of original issuance of such share and shall accrue from day to day whether or not earned or declared. If at any time dividends on the outstanding 5% Preferred at the rate set forth above shall not have been paid or declared and set apart for payment with respect to all preceding periods, the amount of the deficiency shall be fully paid or declared and set apart for payment, but without interest, before any distribution, whether by way of dividend or otherwise, shall be declared or paid upon or set apart for the shares of any other class or series of stock of the Corporation except a class or series which is entitled to priority as to dividends over the 5% Preferred.

35

(b) Dividends shall be paid in shares of 5% Preferred valued at $1000 per share (fractional Shares to be paid in cash) or, at the option of the Corporation upon 10 days advance notice to the holders of the 5% Preferred, in cash.

(c) If on any dividend payment date all the shares of Common Stock issuable upon conversion of the 5% Preferred then outstanding and to be issued as a dividend on such dividend payment date and upon exercise of the Warrants whether outstanding or issuable upon conversion thereof are not registered under the Securities Act of 1933 or if there is not then available for delivery upon resale of such shares of Common Stock a prospectus meeting the requirements of said Act and the rules thereunder or if the Common Stock is not listed or designated for quotation for trading on at least one of the NASDAQ Small Cap Market (the "NSCM"), the NASDAQ National Market (the "NNM"), the New York Stock Exchange (the "NYSE") or the American Stock Exchange (the "AMEX") or any such shares of Common Stock are not authorized for trading thereon, or if the Common Stock is not then registered under Section 12(b) or Section 12(g) of the Securities Exchange Act of 1934, then such dividend may only be paid in cash.

2. LIQUIDATION PREFERENCE AND CERTAIN REDEMPTIONS.

(a) In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the holders of the 5% Preferred shall be entitled to receive, prior and in preference to any distribution of any assets of the Corporation to the holders of the Common Stock or any other class or series of shares except any class or series which is entitled to priority as to liquidation payments over the 5% Preferred, the amount of $1000 per share plus any accrued but unpaid dividends, whether or not declared (the "Liquidation Preference").

(b)(i) In the event (each of the events described in clauses (A)-(F) below after expiration of the applicable cure period (if any) being a "REDEMPTION EVENT"):

(A) the Common Stock is suspended from trading on any of, or is not listed or designated for quotation (and authorized) for trading on at least one of, the NYSE, the AMEX, the NNM or the NSCM for an aggregate of ten (10) trading days in any nine (9) month period,

(B) the registration statement required to be filed by the Corporation pursuant to Section 2(a) or 3(b) of the Registration Rights Agreement, dated as of April 24, 1997, by and among the Corporation and the other signatories thereto (the "REGISTRATION RIGHTS AGREEMENT"), has not been declared effective by the 180th day following the Closing Date (as defined in the Securities Purchase Agreements) or any such registration statement, after being declared effective, cannot be utilized by the holders of 5% Preferred for the resale of all of their Registrable Securities (as defined in the Registration Rights Agreement) for an aggregate of more than thirty (30) days in any twelve month period,

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(C) the Corporation fails, and any such failure continues uncured for five (5) business days after the Corporation has been notified thereof in writing by the holder, to remove any restrictive legend on any certificate or any shares of Common Stock issued to the holders of 5% Preferred upon conversion of the 5% Preferred as and when required by the terms of these 5% Preferred, the Securities Purchase Agreements or the Registration Rights Agreement or any certificate or any shares of Common Stock issued to the holders of the Warrants upon exercise of the Warrants as and when required by the terms of the Warrants, the Securities Purchase Agreement or the Registration Rights Agreement,

(D) the Corporation fails to issue shares of Common Stock to any holder of 5% Preferred upon conversion in accordance with the terms of these 5% Preferred or to any holders of Warrants upon exercise in accordance with the terms of such Warrants or provides notice to any holder of 5% Preferred or Warrants, including by way of public announcement, at any time, of its intention not to issue shares of Common Stock to any holder of 5% Preferred upon conversion in accordance with the terms of these 5% Preferred or to any holder of Warrants upon exercise of such Warrants (other than due to the circumstances contemplated by Section 4(i) hereof, for which the holders shall have the remedies set forth in such Section),

(E) Mr. Lon H. Stone shall cease to be an officer or director of the Corporation  within 18 months of the Closing Date, or

(F) 50% or more of the Common Stock is directly or indirectly owned or controlled by a single individual or entity or their affiliates, then, upon the occurrence of each and any such Redemption Event, the Corporation shall promptly provide each holder of shares of 5% Preferred with written notice of the occurrence of such Redemption Event, which notice shall contain the Corporation's irrevocable election as to whether it will exercise its right to issue Common Stock in lieu of any redemption provided for in this Section 2. From and after the date of the Redemption Event (whether or not the Corporation has complied with the notice requirements set forth above) each holder of shares of 5% Preferred shall have the option, exercisable in whole or in part at any time and from time to time by delivery of a Redemption Notice (as defined in Paragraph (iii) below) to the Corporation (which notice may be revoked by any holder if the Corporation elects to issue Common Stock with respect thereto pursuant to paragraph (iv) below), to require the Corporation to purchase any or all of the then outstanding shares of 5% Preferred held by such holder for an amount in cash per share equal to the Redemption Amount (as defined in Paragraph (ii) below) in effect at the time of the redemption hereunder, subject, however, to the extent permitted by Paragraph (iv) below, to the right of the Corporation to instead convert each share of 5% Preferred specified in such Conversion Notice into a number of shares of Common Stock equal to the Redemption Number (as defined in Paragraph (ii) below) in effect at the time of such conversion. For the avoidance of doubt, the occurrence of any event described in clauses (A), (B), (D), (E) or (F) above shall immediately constitute a Redemption Event and there shall be no cure period.

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(ii) Definition of Redemption Amount and Number. The "REDEMPTION AMOUNT" with respect to a share of 5% Preferred means an amount equal to:

1,000 + P C P	X M

The "REDEMPTION NUMBER" with respect to a share of 5% Preferred means:

1,000 + P

L C P

where:

"P" means the accrued dividends, whether or not declared, on such share of 5% Preferred through the date of redemption or conversion, as the case may be (assuming such dividends would be paid in cash);

"CP" means the Conversion Price (as herein defined) in effect on the date of the Redemption Notice;

"LCP" means lowest Conversion Price (using an Applicable Percentage (as herein defined) of 27%) during the period beginning on the date of the Redemption Notice and ending on the date of redemption or conversion, as the case may be, or, if then in effect and lower, the Conversion Cap (as herein defined); and

"M" means the highest closing bid price (as herein defined) of the Corporation's Common Stock during the period beginning on the date of the Redemption Notice and ending on the date of the redemption or conversion, as the case may be.

(iii) Redemption Defaults. If the Corporation fails to pay any holder the Redemption Amount with respect to any share of 5% Preferred within five (5) business days of its receipt of a notice requiring such redemption (a "REDEMPTION NOTICE"), then the holder of 5% Preferred delivering such Redemption Notice (x) shall be entitled to interest on the Redemption Amount at a per annum rate equal to the lower of twenty-four percent (24%) or the highest rate permitted by applicable law from the date of the Redemption Notice until the date of redemption hereunder, and (y) shall have the right, at any time and from time to time, to require the Corporation, upon written notice, to immediately convert (in accordance with the terms of Section 4 hereof) all or any portion of the Redemption Amount, plus interest as aforesaid, into shares of Common Stock at the lowest Conversion Price in effect during the period beginning on the date of the Redemption Notice and ending on the Conversion Date with respect to the conversion of such Redemption Amount.

(iv) Within five (5) business days after its receipt of a Redemption Notice and subject to the limitations of Section 10 hereof, the Corporation may, in lieu of the redemption required pursuant to Section 2(b)(i), issue Common Stock with respect to shares of 5% Preferred sought to be redeemed pursuant to Section 2(b)(i) with respect to the Redemption Events specified in paragraphs A, B (only where the delay or inability to use is caused by a stop order threatened or issued, or other similar action taken, by the SEC or its staff), E and F above. Notwithstanding the foregoing, the Corporation may not elect to use Common Stock to effect such a redemption unless the notice requirements of paragraph (i) above have been complied with, unless all holders of 5% Preferred electing to be redeemed pursuant to paragraph (i) above receive the Common Stock with respect to such Redemption Event, unless all shares of Common Stock issuable upon conversion of the 5% Preferred and upon exercise of the Warrants whether outstanding or issuable upon conversion thereof are registered under the Securities Act of 1933, unless there is available for delivery upon resale of such shares of Common Stock a prospectus meeting the requirements of said Act and the rules thereunder, unless all such shares are eligible to be traded on either the NNM, NSCM, the NYSE or the AMEX and unless the Common Stock is then registered under Section 12(b) or Section 12(g) of the Securities Exchange Act of 1934. In the event the Corporation elects to issue Common Stock in accordance with the foregoing, the restrictions on the sale of Common Stock contained in Section 3.3 of the Securities Purchase Agreements shall be of no further force or effect. If the limitations contained in Section 10 hereof apply, then the Corporation shall not be required to pay any cash in respect of a redemption of shares of 5% Preferred which are not converted as a result of such limitation.

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(v) In the event the Corporation is not at any time able to redeem all of the shares of 5% Preferred subject to Redemption Notices, the Corporation shall redeem shares of 5% Preferred from each holder pro rata, based on the total number of shares of 5% Preferred in all of the Redemption Notices.

3. MANDATORY CONVERSION.

(a) Subject to the limitations of Section 10 hereof and the remaining provisions of this Section 3(a), at any time more than 12 months after the closing date, the Corporation may require that all of the shares of 5% Preferred be converted (a "Required Conversion") by irrevocably giving notice ("Notice of Required Conversion") to the holders of the 5% Preferred specifying the date of required conversion (the "Required Conversion Date") and the place for delivery of certificates upon conversion. Such Notice shall comply with the requirements of paragraph (i) of this Section 3(a) and shall be mailed, first class postage prepaid, by the Corporation to each holder of record of the 5% Preferred at the address last shown on the records of the Corporation for such holder and shall be transmitted by telecopy (facsimile) transmission at least 20 trading days and no more than 30 trading days in advance of the Required Conversion Date.

(i) A Notice of Required Conversion may not be given unless Common Stock equal to 150% of the number of shares of Common Stock issuable upon conversion of the 5% Preferred and upon exercise of the Warrants whether outstanding or issuable upon conversion thereof are reserved for issuance to holders of the 5% Preferred and are registered for resale by the holders (determined separately for each holder) under the Act, and there is available for delivery upon resale of such shares of Common Stock a prospectus meeting the requirements of said Act and the rules thereunder and such shares are eligible to be traded on either the NNM, the NSCM, the NYSE or the AMEX and the Common Stock is then registered under Section 12(b) or Section 12(g) of the Securities Exchange Act of 1934.

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(ii) The Conversion Price upon Required Conversion shall be 73% of the average of the low trading prices on the five trading days immediately preceding the Required Conversion Date or, if in effect and lower, the Conversion Cap; provided, that if the Required Conversion Date is within 10 trading days after an underwritten public offering of equity securities of the Corporation, the Conversion Price shall be determined as of the Required Conversion Date in accordance with Section 4(d) and (e) below. The terms "low trading price" and "trading day" have the meanings given them in Section 4(d) hereof.

(iii) Not later than the Required Conversion Date each holder of 5% Preferred shall surrender to the Corporation the certificate or certificates representing the shares of 5% Preferred held by such holder at the place designated by the Corporation in the Notice of Required Conversion, and the Corporation shall deliver to such holder within two business day thereafter (three business days if the address for delivery is an offshore address) the certificates representing the Common Stock and Warrants to which such holder is entitled upon conversion, subject, however, to receipt of duly endorsed certificates for the shares of 5% Preferred being so converted.

(iv) After receipt of a Notice of Required Conversion and prior to the Required Conversion Date holders shall be free to convert their shares of 5% Preferred in accordance with the optional conversion provisions of Section 4 hereof with the Conversion Price determined at an Applicable Percentage of 27.0% or, if lower, at the Conversion Cap.

(v) From and after delivery by the Corporation of a Notice of Required Conversion, the sales limitations contained in Section 3.3 of the Securities Purchase Agreements shall be of no further force and effect.

(b) On the fifth anniversary of the closing date, all then outstanding shares of 5% Preferred shall be automatically converted at the Conversion Price on such anniversary date and otherwise pursuant to the applicable provisions set forth in Section 4(c) and (d) and (e) hereof at an Applicable Percentage of 27.0% or, if lower, at a Conversion Price equal to the Conversion Cap; provided, however, that the holders of such 5% Preferred are not required to deliver a Notice of Required Conversion or any other notice to the Corporation.

4. CONVERSION. The holders of the 5% Preferred shall have optional conversion rights as follows:

(a) Commencement of Conversion Rights. Commencing on the day after the fifth month anniversary of the closing date, the shares of 5% Preferred shall become convertible.

(b) Right to Convert.

(i) At and after the time it has become convertible, each share of 5% Preferred shall be convertible, at the option of the holder thereof, into (A) such number of fully paid and nonassessable shares of Common Stock as is determined by dividing (1) the Liquidation Preference of such 5% Preferred share determined pursuant to Section 2 hereof on the date the notice of conversion is given, by (2) the Conversion Price determined as hereinafter provided in effect on said date; and, in addition to such shares of Common Stock, (B) Warrants to purchase one-fourth of the number of shares of Common Stock determined pursuant to the foregoing clause (A).

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(ii) Notwithstanding anything to the contrary contained herein, the Shares shall not be convertible by a holder hereof to the extent (but only to the extent) that, if convertible by such holder, such holder would beneficially own in excess of 4.9% of the outstanding shares of Common Stock (or such other percentage indicated on the signature page to, or otherwise applicable to such holder pursuant to, the Securities Purchase Agreements). To the extent the above limitation applies, the determination of whether Shares shall be convertible (vis-a-vis other securities owned by such holder) and of which Shares shall be convertible shall be in the sole discretion of the holder thereof and submission of shares of 5% Preferred for conversion shall be deemed to be the holder's determination of whether such Shares are convertible and of which Shares are convertible, subject to such aggregate percentage limitation. No prior inability to convert Shares pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of convertibility. For the purposes of this provision, beneficial ownership and all calculations, including without limitation, with respect to calculations of percentage ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13 D and G thereunder (collectively "Section 13(d)"). The provisions of this Section may be waived and/or implemented in a manner otherwise than strictly in conformity with the foregoing provisions of this Section 4(b)(ii) with the approval of the Board of Directors of the Corporation and the holders of three quarters in interest in the then outstanding Shares and Warrants (voting together as a single class): (i) with respect to any matter to cure any ambiguity herein, to correct this Section (or any portion hereof) which may be defective or inconsistent with the intended 4.9% beneficial ownership limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such 4.9% limitation; and (ii) with respect to any other matter, with the further consent of the holders of a majority of the then outstanding shares of Common Stock. The limitations contained in this paragraph shall apply to a successor holder of Shares if, and to the extent, elected by such successor holder concurrently with its acquisition of such Shares, such election to be promptly confirmed in writing to the Corporation (provided no transfer or series of transfers to a successor holder or holders shall be used by a holder to evade the limitations contained in this paragraph).

(c) Mechanics of Conversion. To convert shares of 5% Preferred into shares of Common Stock and Warrants, the holder shall give written notice to the Corporation in the form of the Notice of Conversion attached to the Securities Purchase Agreements (which notice may be given by facsimile transmission) that such holder elects to convert the same and shall state therein the number of Shares to be converted and the name or names in which such holder wishes the certificate or certificates for shares of Common Stock and Warrants to be issued. Promptly thereafter the holder shall surrender the certificate or certificates representing the Shares to be converted, duly endorsed (with signatures guaranteed in case of transfer to another name), at the office of the transfer agent for the shares of Common Stock, or at such other reasonable place as may be designated in writing by the Corporation. Upon receipt by the Corporation of a facsimile copy of such notice of conversion from a holder of shares of 5% Preferred, the Corporation shall forthwith send, via facsimile, a confirmation of receipt of such Notice of Conversion to such holder, which shall specify that the Notice of Conversion has been received and the name and telephone number of a contact person at the Corporation whom the holder should contact regarding information related to such conversion. In the case of a dispute as to the calculation of the Conversion Price, the Corporation shall promptly issue to the holder the number of shares of Common Stock that is not disputed and shall submit the disputed calculations to its outside accountant via facsimile within two (2) days of receipt of such Notice of Conversion. The Corporation shall cause the accountant to perform the calculations and notify the Corporation and the holder of the results no later than forty-eight (48) hours from the time it receives the disputed calculations. Such accountant's calculation shall be deemed conclusive absent manifest error. The Corporation shall, immediately upon receipt of such facsimile Notice of Conversion, cause to be prepared for issue and delivery to or upon the order of such holder, against delivery of the certificates representing the Shares which have been converted, a certificate or certificates for the number of shares of Common Stock, and the Warrant certificate to which such holder shall be entitled. Upon delivery of such duly endorsed Share certificates, the Corporation shall effect such issuance immediately and shall on the same day (if such duly endorsed certificate is delivered by 12:00 noon Pacific Time) or the next business day (if such duly endorsed certificate is delivered after 12:00 noon Pacific Time) transmit the certificates by messenger or nationally (or internationally, as the case may be) recognized overnight delivery service to reach the address designated by such holder within one business day (two business days for addresses outside of the United States) (such time for delivery of share certificates being the "Delivery Period"). Facsimile Notice of Conversion may be given by a holder at any time of day up to 11:59 PM Pacific time, and such conversion shall be deemed to have been made immediately prior to the close of business on the date such Notice of Conversion is given (the "Conversion Date"). The person or persons entitled to receive the shares of Common Stock and Warrants issuable upon such conversion shall be treated for all purposes as the record holder or holders of such securities at the close of business on the Conversion Date.

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(d) Determination of Conversion Price.

(i) Subject to paragraph (iii) below, on any Conversion Date, the Conversion Price shall be the average of the low trading price of the Common Stock for the five consecutive trading days (the "Lookback Period") ending with the trading day prior to the Conversion Date, reduced by the Applicable Percentage (as defined below) in effect on the Conversion Date.

(ii) The Applicable Percentage shall escalate and be as follows:

0.0%	Starting on the 1st day of the 6th month after the closing date
13%	Starting on the 1st day of the 8th month after the closing date
20%	Starting on the 1st day of the 10th month after the closing date
22.5%	Starting on the 1st day of the 12th month after the closing date
25%	Starting on the 1st day of the 14th month after the closing date
27%	Starting on the 1st day of the 16th month after the closing date, and thereafter

For purposes of this resolution, the term "months" means calendar months, and when months are measured after the closing date, each such month shall end on a monthly anniversary of the closing date. For example, if the closing date were April 10, 1997, the fifth month after the closing date would end on and would include September 10, 1997, the sixth month after the closing date would commence on September 11, 1997 and end on October 10, 1997, and the twelfth month after the closing date would commence on March 11, 1998 and would end on April 10, 1998.

(iii) At any date after March 24, 1998, the Conversion Price shall be the lower of (x) the Conversion Price calculated in accordance with paragraphs (i) and (ii) above and (y) the average of the closing prices of the Common Stock for the thirty (30) trading days including and immediately preceding March 24, 1998 (such average being the "Conversion Cap").

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(iv) The terms "low trading price", "last sale price" and "closing bid price" of the Common Stock on any day shall mean, respectively, (A) the lowest reported sale price, the last reported sale price and the last reported bid price of the Common Stock on the principal stock exchange on which the Common Stock is listed, or (B) if the Common Stock is not listed on a stock exchange, the lowest reported sale price, the last reported sale price and the last reported bid price of the Common Stock on the principal automated securities price quotation system on which sale prices of the Common Stock are reported, or (c) if the Common Stock is not listed on a stock exchange and sale prices of the Common Stock are not reported on an automated quotation system, the lowest bid price, the last bid price and the last bid price for the Common Stock as reported by National Quotation Bureau Incorporated if at least two securities dealers have inserted both bid and asked quotations for the Common Stock on at least five of the ten preceding trading days. If none of the foregoing provisions are applicable, the "low trading price", "last sale price" and the "closing bid price" of the Common Stock on a day will be the fair market value of the Common Stock on that day as determined by a member firm of the New York Stock Exchange, Inc., selected by the Board of Directors of the Corporation and reasonably acceptable to the holders of the majority of the 5% Preferred. The term "trading day" means (x) if the Common Stock is listed on at least one stock exchange, a day on which there is trading on the principal stock exchange on which the Common Stock is listed, (y) if the Common Stock is not listed on a stock exchange but sale prices of the Common Stock are reported on an automated quotation system, a day on which trading is reported on the principal automated quotation system on which sales of the Common Stock are reported, or (z) if the foregoing provisions are inapplicable, a day on which quotations are reported by National Quotation Bureau Incorporated. The "closing price" of the Common Stock on any day means the "last sale price" as defined above.

(v) In the event that during any period of consecutive trading days provided for above, the Corporation shall declare or pay any dividend on the Common Stock payable in Common Stock or in rights to acquire Common Stock, or shall effect a stock split or reverse stock split, or a combination, consolidation or reclassification of the Common Stock, then the Conversion Price and (if such event occurs during the thirty (30) trading days referred to in paragraph (iii) next above) the Conversion Cap shall be proportionately decreased or increased, as appropriate, to give effect to such event. If such an event occurs after March 24, 1998, the Conversion Cap shall be proportionately decreased or increased to give effect to such event.

(e) Certain Adjustments. (i) If the Corporation shall declare or make any distribution of its assets (or rights to acquire its assets) to holders of Common Stock as a partial liquidating dividend, by way of return of capital or otherwise (including any dividend or distribution to the Corporation's shareholders in cash or shares (or rights to acquire shares) of capital stock of a subsidiary (i.e. a spin-off)) (a "Distribution"), then the holders of 5% Preferred shall also be entitled, upon any conversion of shares of 5% Preferred after the date of record for determining shareholders entitled to such Distribution, to receive the kind and amount of such assets which would have been payable to the holder with respect to the shares of Common Stock issuable upon such conversion (without giving effect to any of the provisions contained herein or in the Securities Purchase Agreement which limit or restrict conversion of Shares) had such holder been the holder of such shares of Common Stock on the record date for the determination of shareholders entitled to such Distribution.

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(ii) In the event the Corporation (i) makes a public announcement that it intends to consolidate or merge with any other entity (other than a merger in which the Corporation is the surviving or continuing entity and its capital stock is unchanged and there is no distribution thereof) or to sell or transfer all or substantially all of the assets of the Corporation or (ii) any person, group or entity (including the Corporation) publicly announces a tender offer to purchase 50% or more of the Common Stock (the date of the announcement referred to in clause (i) or (ii) of this paragraph (ii) is hereinafter referred to as the "Announcement Date"), then the Conversion Price shall, effective upon the Announcement Date and continuing through the consummation of the proposed tender offer or transaction or the Abandonment Date (as defined below), be equal to the lower of (x) the Conversion Price calculated in the manner provided in Section 4(d) and 4(e), and (y) the Conversion Price which would have been applicable for an Optional Conversion occurring on the Announcement Date. From and after the Abandonment Date, as the case may be, the Conversion Price shall be determined as set forth in Sections 4(d) and 4(e) hereof. "Abandonment Date" means with respect to any proposed transaction or tender offer for which a public announcement as contemplated by this paragraph (ii) has been made, the date which is seven trading days after the date upon which the Corporation (in the case of clause (i) above) or the person, group or entity (in the case of clause (ii) above) publicly announces the termination or abandonment of the proposed transaction or tender offer which causes this paragraph to become operative. Without implication that the contrary would otherwise be true, the provisions of this paragraph (ii) shall not apply with respect to that certain share exchange involving Peregrine Pharmaceutical Inc. as described in the Securities Purchase Agreements.

(f) Certificates as to Adjustments. Upon the occurrence of any adjustment or readjustment of the Conversion Price or the Conversion Cap pursuant to this Section 4, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and cause independent public accountants selected by the Corporation to verify such computation and prepare and furnish to each holder of 5% Preferred a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of 5% Preferred, furnish or cause to be furnished to such holder a like certificate prepared by the Corporation setting forth (i) such adjustments and readjustments, and (ii) the number of other securities and the amount, if any, of other property which at the time would be received upon the conversion of 5% Preferred with respect to each share of Common Stock received upon such conversion.

(g) Notice of Record Date. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a non-extraordinary cash dividend) or other distribution, any security or right convertible into or entitling the holder thereof to receive additional shares of Common Stock, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of 5% Preferred at least 10 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution, security or right and the amount and character of such dividend, distribution, security or right.

(h) Issue Taxes. The Corporation shall pay any and all issue and other taxes, excluding any income, franchise or similar taxes, that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of shares of 5% Preferred pursuant hereto; provided, however, that the Corporation shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder in connection with any such conversion.

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(i) Reservation of Stock Issuable Upon Conversion. (A) The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purposes of effecting the conversion of the shares of the 5% Preferred and allowing the exercise of the Warrants, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all shares of the 5% Preferred (including shares of 5% Preferred issuable as dividends on shares of 5% Preferred) and the exercise of the Warrants (including Warrants issuable upon conversion of the 5% Preferred) (the "Reserved Amount"), and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient for such purposes, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite Board of Directors and shareholder approval. The Reserved Amount shall be allocated to the holders of 5% Preferred as provided in this paragraph (i).

(B) Upon adoption of this Certificate of Designation by the Corporation's Board of Directors, the Corporation shall have reserved 15,500,000 (the "Initial Reserved Amount") authorized but unissued shares of Common Stock for issuance upon conversion of the 5% Preferred and exercise of the Warrants issuable upon conversion thereof. Subject to paragraphs (A) and (C) of this paragraph (i), the Initial Reserved Amount shall be reduced to the extent that the total amount of Common Stock issuable upon conversion of the Shares or the exercise of the Warrants (including Warrants issuable upon conversation of 5% Preferred) is reduced by the exercise or conversion, as the case may be, of such securities.

(C) Without limiting any of the foregoing, commencing October 1, 1997, if the Reserved Amount for any three (3) consecutive trading days (the last of such three (3) trading days being the "Authorization Trigger Date") shall be less than 150% of the number of shares of Common Stock issuable upon conversion of all shares of 5% Preferred (including shares of 5% Preferred which are issued as dividends on shares of 5% Preferred and shares of 5% Preferred issuable with respect to then accrued and unpaid dividends) and the exercise of all Warrants (including Warrants to be issuable upon conversion of the 5% Preferred) on such trading days, the Corporation shall immediately notify the holders of 5% Preferred and the Warrants of such occurrence and shall take immediate action (including seeking shareholder approval to authorize the issuance of additional shares of Common Stock) to increase the Reserved Amount to 150% of such number of shares of Common Stock. In the event the Corporation fails to so increase the Reserved Amount within ninety (90) days after an Authorization Trigger Date, each holder of 5% Preferred Stock shall thereafter have the option, exercisable in whole or in part at any time and from time to time by delivery of a Redemption Notice (as defined in Section 2(b)) to the Corporation, to require the Corporation to purchase for cash, in accordance with Section 2(b) as if the service of such Redemption Notice constituted a Redemption Event with respect to the Shares required to be purchased hereunder and as to which the Corporation could elect to make the required redemption with Common Stock under such Section 2(b), a portion of the holder's 5% Preferred such that, after giving effect to such purchase, the holder's allocated portion of the Reserved Amount exceeds 150% of such total number of shares of Common Stock allocable to such holder. If the Corporation fails to redeem any of such Shares within five (5) business days after its receipt of a Redemption Notice, then such holder shall be entitled to the remedies provided in Section 2(b)(iii) as if such failure constituted a Redemption Default.

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(D) The Initial Reserved Amount, the Reserved Amount and each increase to the Reserved Amount shall be allocated pro rata among the holders of 5% Preferred based on the number of shares of 5% Preferred and Warrants held by each holder at the time of the establishment of or increase in the Initial Reserved Amount or Reserved Amount, as the case may be. In the event a holder shall sell or otherwise transfer any of such holders shares of 5% Preferred or Warrants, each transferee shall be allocated a pro rata portion of such transferor's Initial Reserved Amount or Reserved Amount. Any portion of the Initial Reserved Amount or Reserved Amount which remains allocated to any person or entity which does not hold any 5% Preferred Stock or Warrants shall be allocated to the remaining holders of shares of 5% Preferred Stock and Warrants, pro rata on the number of shares of 5% Preferred and Warrants then held by such holders.

(j) Fractional Shares. No fractional shares or fractional Warrants shall be issued upon the conversion of any share or shares of 5% Preferred. All shares of Common Stock and Warrants (including fractions thereof) issuable upon conversion of more than one share of 5% Preferred by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of a fraction of a share of Common Stock or a fractional Warrant, the Corporation shall, in lieu of issuing any such fraction, pay the holder otherwise entitled to such fraction a sum in cash equal to the fair market value of such fraction on the date of conversion (as determined in good faith by the Board of Directors of the Corporation).

(k) Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery or delivery by telecopy or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be the addresses set forth for the applicable party in the Securities Purchase Agreements. Any party entitled to notice hereunder may from time to time change its address for notices by giving at least 10 days' written notice of such changed address to the other parties subject to the notice provisions hereof. This paragraph shall not affect the provisions of Section 4 hereof with respect to conversion and the mechanics thereof.

(l) Reorganization or Merger. In case of any reorganization or any reclassification of the capital stock of the Corporation or any consolidation or merger of the Corporation with or into any other corporation or corporations or a sale of all or substantially all of the assets of the Corporation to any other person, then, as part of such reorganization, consolidation, merger or sale, provision shall be made so that each share of 5% Preferred shall thereafter be convertible into the number of shares of stock or other securities or property (including cash) to which a holder of the number of shares of Common Stock issuable upon conversion of such share of 5% Preferred (including shares of Common Stock issuable upon exercise of Warrants issuable upon conversion of such share of 5% Preferred) would have been entitled upon the record date of (or date of, if no record date is fixed) such event (without giving effect to any of the provisions contained herein or in the Securities Purchase Agreement or the Warrants which limit or restrict conversion of Shares or exercise of Warrants) and, in any case, appropriate adjustment (as determined by the Board of Directors) shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of the 5% Preferred, to the end that the provisions set forth herein shall thereafter be applicable, as nearly as equivalent as is practicable, in relation to any shares of stock or the securities or property (including cash) thereafter deliverable upon the conversion of the shares of 5% Preferred.

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(m) Conversion Default Payments. If, at any time, (x) a holder of shares of 5% Preferred submits a Notice of Conversion and the Corporation fails for any reason (other than because such issuance would exceed such holder's allocated portion of the Reserved Amount, for which failure the holders shall have the remedies set forth in Section 4(i)) to deliver, on or prior to the fourth business day following the expiration of the Delivery Period for such conversion, the shares of Common Stock to which such holder is entitled upon such conversion, or (y) the Corporation provides notice to any holder of 5% Preferred at any time of its intention not to issue shares of Common Stock upon exercise by any holder of its conversion rights in accordance with the terms of these 5% Preferred other than because such issuance would exceed such holder's allocated portion of the Reserved Amount (each of (x) and (y) being a "Conversion Default"), then the Corporation shall pay to the affected holder, in the case of a Conversion Default described in clause (x) above, and to all holders of 5% Preferred, in the case of a Conversion Default described in clause (y) above, payments for the first ten (10) business days following the expiration of the Delivery Period, in the case of a Conversion Default described in clause (x), and for the first ten (10) business days of any other Conversion Default, an amount equal to $1,000 per day. In the event any Conversion Default continues beyond such ten (10) business day period, the Corporation shall pay to the applicable holder(s) (consistent with the foregoing) an additional cash amount equal to one percent (1%) per day of the liquidation preference on the Shares submitted for conversion in the case of clause (x) above and of the holder's outstanding shares of 5% Preferred in the case of clause (y) above. In addition, notwithstanding anything to the contrary set forth herein, in the event of a Conversion Default, the Conversion Price with respect to each share of 5% Preferred shall be equal to the lowest Conversion Price (assuming an Applicable Percentage of 27% and, without implication that the contrary would otherwise be true, giving effect to the Conversion Cap, if applicable) on any date from the commencement of such Conversion Default through the date on which such share is actually converted.

(n) Retention of Rights as Holder of Shares of 5% Preferred. If a holder has not received certificates for all shares of Common Stock prior to the tenth (10th) business day after the expiration of the Delivery Period with respect to a conversion of shares of 5% Preferred for any reason, then the Corporation shall, as soon as practicable, return such unconverted shares of 5% Preferred Stock to the holder and (unless the holder otherwise elects to retain its status as a holder of Common Stock) the holder shall be deemed to retain the rights of a holder of shares of 5% Preferred with respect to such Shares. In all cases, the holder shall retain all of its rights and remedies (including, without limitation, the right to receive Conversion Default payments pursuant to paragraph 4(m) above to the extent required thereby as a result of such Conversion Default and any subsequent Conversion Default).

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5. OTHER PROVISIONS. For all purposes of this Resolution, the terms "date of issuance" and "closing date" shall mean the day on which shares of the 5% Preferred are first issued by the Corporation, and the terms "trading price", "low trading price", "closing price", "last trade price", and "trading days" shall have the meanings given them in Section 4(d) hereof. Any provision herein which conflicts with or violates any applicable usury law shall be deemed modified to the extent necessary to avoid such conflict or violation.

6. RESTRICTIONS AND LIMITATIONS. So long as any shares of 5% Preferred Stock are outstanding, the Corporation shall not, without first obtaining the prior approval of the holders of at least two-thirds of the then outstanding shares of 5% Preferred:

(a) alter or change the rights preferences or privileges of the 5% Preferred;

(b) alter or change the rights, preferences or privileges of any capital stock of the Corporation so as to affect adversely the 5% Preferred;

(c) create any new class or series of capital stock on parity with or having a preference over the 5% Preferred as to dividends or as to distribution of assets upon liquidation, dissolution or winding up of the Corporation;

(d) increase the authorized number of shares of 5% Preferred;

(e) issue any shares of 5% Preferred other than pursuant to the Securities Purchase Agreements;

(f) redeem or declare or pay any dividend or distribution with respect to the Corporation's Common Stock during the first two years following the closing date or redeem, or declare or pay any cash dividend or distribution on, any capital stock of the Corporation ranking junior to the 5% Preferred as to dividends or as to distribution of assets upon liquidation, dissolution or winding up of the Corporation (including the Common Stock); or

(g) enter into (or agree to enter into) a consolidation or merger of the Corporation with or into any other corporation or corporations, or a sale of all or substantially all of the assets of the Corporation.

If holders of at least two-thirds of the then outstanding shares of 5% Preferred agree to allow the Corporation to alter or change the rights, preferences or privileges of the shares of 5% Preferred pursuant to subsection (a) above, then the Corporation shall deliver notice of such approved change to the holders of the 5% Preferred that did not agree to such alteration or change (the "Dissenting Holders") and the Dissenting Holders shall have the right, for a period of thirty (30) days, to convert all of their shares of 5% Preferred pursuant to the terms of these 5% Preferred as they existed prior to such alteration or change or to continue to hold their shares of 5% Preferred.

7. VOTING RIGHTS. Except as provided herein or as provided for by law, the 5% Preferred shall have no voting rights.

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8. ATTORNEYS' FEES. Any holder of 5% Preferred shall be entitled to recover from the Corporation the reasonable attorneys' fees and expenses incurred by such holder in connection with enforcement by such holder of any obligation of the Corporation hereunder.

9. LOST OR STOLEN CERTIFICATES. Upon receipt by the Corporation of (i) evidence of the loss, theft, destruction or mutilation of any certificate(s) for the 5% Preferred and (ii)(y) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to the Corporation, or (z) in the case of mutilation, upon surrender and cancellation of the certificate(s) for the 5% Preferred, the Corporation shall execute and deliver new certificate(s) for the 5% Preferred of like tenor and date. However, the Corporation shall not be obligated to reissue such lost or stolen Certificate(s) if the holder contemporaneously requests the Corporation to convert all such shares 5% Preferred covered by such certificate(s).

10. SPECIAL LIMITATIONS. Notwithstanding anything to the contrary contained herein, shares of 5% Preferred shall not be convertible pursuant to Sections 2(b) or 3 hereof to the extent that, if converted with respect to a holder thereof, such holder would beneficially own in excess of 4.9% of the outstanding shares of Common Stock. To the extent the above limitation applies, the determination of whether Shares shall be convertible (vis-a-vis other securities owned by such holder) and of which Shares shall be convertible shall be in the sole discretion of the holder thereof and submission of shares of 5% Preferred for conversion shall be deemed to be the holder's determination of whether Shares are convertible (vis-a-vis other securities owned by such holder) and of which Shares are convertible, subject to such aggregate percentage limitation. No prior inability to convert Shares pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of convertibility. For the purposes of this Section, beneficial ownership and all calculations, including without limitation, with respect to calculations of percentage ownership shall be determined in accordance with Section 13(d). The provisions of this Section may be waived and/or implemented in a manner otherwise than strictly in conformity with the foregoing provisions of this Section 10 with the approval of the Board of Directors of the Corporation and the holders of three quarters in interest in the then outstanding Shares and Warrants (voting together as a single class):

(i) with respect to any matter to cure any ambiguity herein, to correct this Section (or any portion hereof) which may be defective or inconsistent with the intended 4.9% beneficial ownership limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such 4.9% limitation; and

(ii) with respect to any other matter, with the further consent of the holders of a majority of the then outstanding shares of Common Stock. A holder of Shares shall not take unreasonable actions for the intended primary purpose of causing the Corporation to be unable to convert Shares as a result of the limitations contained within this Section 10.

11. SPECIFIC ENFORCEMENT. No provision of this Certificate of Designation providing for any remedy to a holder of 5% Preferred shall limit any remedy which would otherwise be available to such holder at law or in equity. Irreparable damage would occur in the event that any of the provisions of this Certificate of Designation or the other agreements, documents or instruments contemplated hereby (collectively, the "Transaction Documents") were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that each holder of shares of 5% Preferred shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of the Transaction Documents and to enforce specifically the terms and provisions thereof, this being in addition to any other remedy to which each holder of shares of 5% Preferred may be entitled by law or equity. No provision of any Transaction Documents providing for any remedy to a holder of shares of 5% Preferred shall limit any remedy which would otherwise be available to such holder at law or in equity.

12. TRANSFERABILITY. The Shares may be transferred by the holder pursuant to an exempt transaction (and the holder shall not be required to provide the Corporation with an opinion of counsel in the case of a transfer to an affiliate) or pursuant to a registration statement under the Act.

13. WARRANTS. The terms and conditions of the Warrants and the form of certificates representing the Warrants shall be as attached hereto."

IN WITNESS WHEREOF, the undersigned has caused this Certificate of Designation of 5% Adjustable Convertible Class C Preferred Stock to be duly executed by its Chief Financial Officer and Secretary this 22nd day of April, 1997.

TECHNICLONE CORPORATION By: /s/ William V. Moding William V. Moding, Chief Financial Officer and Secretary

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STOCK PURCHASE WARRANT

WARRANT TO PURCHASE ___________ SHARES OF COMMON STOCK

ISSUE DATE: ______________

EXPIRATION: UNLESS EARLIER EXERCISED OR TERMINATED AS HEREIN PROVIDED, THIS WARRANT SHALL EXPIRE AT 5:00 PM., PACIFIC TIME, ON THE FIFTH ANNIVERSARY OF THE CLOSING DATE DEFINED IN THE RESOLUTION ESTABLISHING THE PREFERENCES OF THE 5% ADJUSTABLE CONVERTIBLE CLASS "C" PREFERRED STOCK OF THE COMPANY

TECHNICLONE CORPORATION

This certifies that _____________________________________, the registered holder hereof or assigns (the "Warrantholder") is entitled to purchase from Techniclone Corporation, a Delaware corporation (the "Company"), at any time after March 24, 1998 and before 5:00 PM Pacific Time on the fifth anniversary of the closing date as defined in Section 5 of the Resolution establishing the preferences of the 5% Adjustable Convertible Class "C" Preferred Stock of the Company (the "Expiration Time") at the purchase price per share determined pursuant to Section 1.4 hereof (the "Warrant Price"), the number of shares shown above. Notwithstanding the foregoing, the Expiration Time shall be extended for 30 days with respect to any Warrants acquired upon conversion of any such shares of Preferred Stock within 30 days prior to such fifth anniversary. The number of shares purchasable upon exercise of this Warrant and the Warrant Price per share shall be subject to adjustment from time to time as set forth below.

SECTION 1. TRANSFERABILITY AND FORM OF WARRANT.

1.1 REGISTRATION. This Warrant shall be numbered and shall be registered on the books of the Company.

1.2 TRANSFER. This Warrant shall be transferable on the books of the Company only upon delivery thereof duly endorsed by the Warrantholder or its duly authorized attorney or representative, accompanied by proper evidence of succession, assignment or authority to transfer. Upon any registration of transfer, the Company shall execute and deliver a new Warrant to the person entitled thereto. This Warrant may be divided or combined, upon request to the Company by the Warrantholder, into a certificate or certificates representing the right to purchase the same aggregate number of shares. Unless the context indicates otherwise, the term "Warrantholder" shall include any transferee or transferees of a Warrant and the term "Warrant" shall include any and all warrants issued upon division, exchange, substitution or transfer of this Warrant.

1.3 FORM OF WARRANT. The Warrant shall be executed on behalf of the Company by its President, Vice President or other authorized officer, and shall be dated as of the date of signature thereof by the Company either upon initial issuance or upon division, exchange, substitution or transfer. A Warrant bearing the signature of an individual who was at any time the proper officer of the Company shall bind the Company, notwithstanding that such individual shall have ceased to hold such office prior to the delivery of such Warrant.

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1.4 WARRANT PRICE. The initial purchase price per share at which shares of Common Stock may be purchased upon exercise of this Warrant (the "Warrant Price") shall be 110% of the Conversion Cap as determined pursuant to Section 4(d)(iii) of the Resolution establishing the preferences of the 5% Adjustable Convertible Class "C" Preferred Stock of the Company, as contained in the Certificate of Designations of such Preferred Stock filed by the Company with the Delaware Secretary of State. If this Warrant shall be issued prior to determination of the Warrant Price as aforesaid, upon such determination this Warrant shall be deemed to incorporate the Warrant Price as so determined.

SECTION 2. PAYMENT OF TAXES.

The Company will pay all documentary stamp taxes, if any, attributable to the initial issuance of shares to the Warrantholder; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any secondary transfer of the Warrant or the shares.

SECTION 3. MUTILATED OR MISSING WARRANTS.

In case this Warrant shall be mutilated, lost, stolen or destroyed, the Company shall, at the request of the Warrantholder, issue and deliver in exchange and substitution for and upon cancellation of the mutilated Warrant, or in lieu of and in substitution for the lost, stolen or destroyed Warrant, a new Warrant of like tenor, but only upon receipt of evidence satisfactory to the Company of such loss, theft or destruction of such Warrant. The applicant shall also comply with such other reasonable regulations and pay such other reasonable administrative charges as the Company may prescribe.

SECTION 4. RESERVATION OF SHARES.

There has been reserved, and the Company shall at all times keep reserved so long as this Warrant remains outstanding, out of its authorized shares of capital stock, such number and class of shares as shall be subject to purchase under this Warrant and such reserved shares shall be used solely for issuances upon exercise of this Warrant.

SECTION 5. EXERCISE OF WARRANT.

5.1 EXERCISE. Prior to the Expiration Time the Holder of this Warrant shall have the right at any time and from time to time to exercise this Warrant in full or in part by surrender of this Warrant to the Company accompanied by payment to the Company in cash or by certified or cashier's check or by wire transfer of funds of the aggregate Warrant Price for the number of shares in respect of which this Warrant is then exercised. If the Issue Date is prior to the determination of the Warrant Price, this Warrant may not be exercised until the Warrant Price has been determined. In addition, and notwithstanding anything to the contrary contained in this Warrant, this Warrant may be exercised by presentation and surrender of this Warrant to the Company with a written notice of the holder's intention to effect a cashless exercise, including a calculation of the number of shares of Common Stock to be issued upon such exercise in accordance with the terms hereof (a "Cashless Exercise"). In the event of a Cashless Exercise, in lieu of paying the Warrant Price in cash, the holder shall surrender this Warrant for, and the Company shall issue in respect thereof, that number of shares of Common Stock determined by multiplying the number of shares of Common Stock to which the holder would otherwise be entitled upon a cash exercise hereof by a fraction, the numerator of which shall be the difference between the then Current Market Price (as herein defined) and the Warrant Price, and the denominator of which shall be the then Current Market Price.

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5.2 DELIVERY OF CERTIFICATES. Upon exercise of this Warrant the Company shall issue and cause to be delivered with all reasonable dispatch to or upon the written order of the Warrantholder and in such name or names as the Warrantholder may designate, a certificate or certificates for the number of full shares issuable upon such exercise together with cash, as provided in Section 7 hereof, in respect of any fractional shares. The Company shall effect such issuance immediately and shall transmit the certificates by messenger or overnight delivery service to reach the address designated by the Warrantholder within two business days after receipt of the Warrant Price or, in the case of a Cashless Exercise, after the receipt of the Warrant. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such shares as of the date of surrender of the Warrant and, to the extent applicable, payment of the Warrant Price, as aforesaid, notwithstanding that the certificates representing such shares shall not actually have been delivered or that the stock transfer books of the Company shall then be closed. In the event of partial exercise a new Warrant evidencing the remaining portion of this Warrant will be issued by the Company.

SECTION 6. ADJUSTMENT OF WARRANT PRICE AND NUMBER OF SHARES.

6.1 ADJUSTMENTS. The number and kind of securities purchasable upon the exercise of the Warrants and the Warrant Price shall be subject to adjustment from time to time upon the happening of certain events, as follows:

(a) In case the Company shall (i) pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (iv) issue by reclassification of its Common Stock other securities of the Company, the number of shares purchasable upon exercise of the Warrants immediately prior thereto shall be adjusted so that the Warrantholder shall be entitled to receive the kind and number of shares or other securities of the Company which it would have owned or would have been entitled to receive after the happening of any of the events described above, had the Warrants been exercised immediately prior to the happening of such event or any record date with respect thereto. Any adjustment made pursuant to this paragraph (a) shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

(b) In case the Company shall issue rights, options, warrants or convertible securities to all or substantially all holders of its Common Stock, without any charge to such holders, entitling them to subscribe for or to purchase shares of Common Stock at a price per share which is lower at the record date mentioned below than the then Current Market Price (as defined in Section 7), the number of shares thereafter purchasable upon the exercise of the Warrants shall be determined by multiplying the number of shares theretofore purchasable upon exercise of each Warrant by a fraction, of which the numerator shall be (1) the number of shares of Common Stock outstanding immediately prior to the issuance of such rights, options or warrants plus (2) the number of additional shares of Common Stock offered for subscription or purchase, and of which the denominator shall be (x) the number of shares of Common Stock outstanding immediately prior to the issuance of such rights, options or warrants plus (y) the number of shares which the aggregate offering price of the total number of shares offered would purchase at the Current Market Price. Such adjustment shall be made whenever such rights, options or warrants are issued, and shall become effective immediately and retroactively after the record date for the determination of shareholders entitled to receive such rights, options or warrants.

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(c) In case the Company shall distribute to all or substantially all holders of its shares of Common Stock evidences of its indebtedness or assets (excluding non-extraordinary cash dividends or distributions out of current earnings) or rights, options, warrants or convertible securities containing the right to subscribe for or purchase shares of Common Stock (excluding those referred to in paragraph (b) above), then, in each case, the number of shares thereafter purchasable upon the exercise of the Warrants shall be determined by multiplying the number of shares theretofore purchasable upon exercise of the Warrants by a fraction, of which the numerator shall be the then Current Market Price on the date of such distribution, and of which the denominator shall be such Current Market Price on such date minus the then fair value of the portion of the assets or evidence of indebtedness so distributed or of such subscription rights, options or warrants applicable to one share. Such adjustment shall be made whenever any such distribution is made and shall become effective on the date of distribution retroactive to the record date for the determination of shareholders entitled to receive such distribution.

(d) If, at any time after the initial issuance of this Warrant, any event occurs of the type contemplated by the adjustment provisions of this Section 6.1 but not expressly provided for by such provisions, the Company's Board of Directors will make an appropriate adjustment in the Warrant Price and the number of shares of Common Stock acquirable upon exercise of this Warrant so that the rights of the holder shall be neither enhanced nor diminished by such event.

(e) No adjustment in the number of shares purchasable hereunder shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the number of shares then purchasable upon the exercise of a Warrant; provided, however, that any adjustments which by reason of this paragraph (e) are not required to be made immediately shall be carried forward and taken into account in any subsequent adjustment. The adjustments set forth in this Section 6.1 shall be calculated and effected without regard to any limits on exercisability contained herein or in those certain Securities Purchase Agreements dated April 24, 1997 (the "Securities Purchase Agreements").

(f) Whenever the number of shares purchasable upon the exercise of a Warrant is adjusted as herein provided, the Warrant Price payable upon exercise of a Warrant shall be adjusted by multiplying such Warrant Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of shares purchasable upon the exercise of a Warrant immediately prior to such adjustment, and of which the denominator shall be the number of shares so purchasable immediately thereafter.

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(g) Whenever the number of shares purchasable upon the exercise of a Warrant or the Warrant Price is adjusted as herein provided, the Company shall cause to be promptly mailed to the Warrantholder by first class mail, postage prepaid, notice of such adjustment or adjustments and a certificate of a firm of independent public accountants selected by the Board of Directors of the Company (who may be the regular accountants employed by the Company) setting forth the number of shares purchasable upon the exercise of a Warrant and the Warrant Price after such adjustment, together with a brief statement of the facts requiring such adjustment and the computation by which such adjustment was made.

(h) The term "Common Stock" shall mean (i) the class of stock designated as the Common Stock of the Company at the issue date of this Warrant or (ii) any other class of stock resulting from successive changes or reclassifications of such Common Stock. In the event that at any time, as a result of an adjustment made pursuant to this Section, the Warrantholder shall become entitled to purchase any securities other than shares of Common Stock, thereafter the number of such other securities so purchasable upon exercise of the Warrant and the Warrant Price of such securities shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares contained in this Section.

6.2 NO ADJUSTMENT FOR DIVIDENDS. Except as provided in Subsection 6.1, no adjustment in respect of any dividends shall be made during the term of the Warrant or upon the exercise of the Warrant.

6.3 PRESERVATION OF PURCHASE RIGHTS UPON RECLASSIFICATION, CONSOLIDATION, ETC. In case of any reclassification of the securities of the Company or any consolidation of the Company with or merger of the Company into another corporation or in case of any sale or conveyance to another corporation of the property, assets or business of the Company as an entirety or substantially as an entirety, the Company or such successor or purchasing corporation, as the case may be, shall provide by agreement that the Warrantholder shall have the right thereafter upon payment of the Warrant Price in effect immediately prior to such action to purchase upon exercise of the Warrant the kind and amount of shares and other securities and property which he would have owned or have been entitled to receive after the happening of such reclassification, consolidation, merger, sale or conveyance had the Warrant been exercised (without regard to any limitations on exercise contained herein or the Securities Purchase Agreements) immediately prior to such action. Such agreement shall provide for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section. The provisions of this subsection shall similarly apply to successive reclassifications, consolidations, mergers, sales or conveyances.

6.4 STATEMENT ON WARRANT CERTIFICATES. Irrespective of any adjustments in the Warrant Price or the number of securities purchasable upon the exercise of the Warrant, the Warrant certificate or certificates theretofore or thereafter issued may continue to express the same price and number of securities as are stated in the similar Warrant certificates initially issuable pursuant to this Agreement.

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SECTION 7. FRACTIONAL INTERESTS; CURRENT MARKET PRICE; CLOSING BID PRICE.

The Company shall not be required to issue fractional shares on the exercise of the Warrant. If any fraction of a share would, except for the provisions of this Section, be issuable on the exercise of the Warrant (or specified portion thereof), the Company shall pay an amount in cash equal to the then Current Market Price multiplied by such fraction. The term "Current Market Price" shall mean (i) if the Common Stock is traded in the over-the-counter market or on the National Association of Securities Dealers, Inc. Automated Quotations System ("NASDAQ"), the average per share closing bid prices of the Common Stock on the 20 consecutive trading days immediately preceding the date in question, as reported by NASDAQ or an equivalent generally accepted reporting service, or (ii) if the Common Stock is traded on a national securities exchange, the average for the 20 consecutive trading days immediately preceding the date in question of the daily per share closing bid prices of the Common Stock on the principal stock exchange on which it is listed, as the case may be, or (iii) if the Common Stock is not so listed or traded, the fair market value of the Common Stock as reasonably determined in good faith by the Board of Directors of the Company. The term "closing bid price" shall mean the last bid price on the day in question as reported by NASDAQ or an equivalent generally accepted reporting service or (as the case may be) as reported by the principal stock exchange on which the Common Stock is listed, or if not so reported, as reasonably determined in good faith by the Board of Directors of the Company.

SECTION 8. NO RIGHTS AS SHAREHOLDER; NOTICES TO WARRANTHOLDER.

Nothing contained herein shall be construed as conferring upon the Warrantholder any rights whatsoever as a shareholder of the Company, including the right to vote, to receive dividends, to consent or to receive notices as a shareholder in respect of any meeting of shareholders for the election of directors of the Company or any other matter. If, however, at any time prior to the expiration of the Warrant and prior to its exercise, any of the following events shall occur:

(a) any action which would require an adjustment pursuant to Sections 6.1 or 6.3 (excluding 6.1(a)(i) and 6.1(a)(ii)); or

(b) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation, merger or sale of its property, assets and business, as an entirety) shall be proposed;

then in any one or more of said events, the Company shall give notice in writing of such event to the Warrantholder at least 20 days prior to the date fixed as a record date or the date of closing the transfer books or other applicable date with respect thereto. Such notice shall specify such record date or the date of closing the transfer books or such other applicable date, as the case may be.

Any notice to the Warrantholder shall be given at the address of the Warrantholder appearing on the books of the Company, and if the Warrantholder has specified a telecopier address, by facsimile transmission to such address.

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SECTION 9. REDEMPTION.

At any time after the Warrant Price has been determined, the Company may call this Warrant (together with all other Warrants of like tenor) for redemption at $0.01 per share covered hereby if the closing bid price of the Common Stock for each of the twenty trading days immediately preceding the redemption date has equaled or exceeded 150% of the Warrant Price. Written notice of such call shall be given to the Warrantholder as provided in Section 8 hereof at least 20 days but not more than 30 days prior to the date fixed for redemption by the Company. If on the date fixed for redemption, the conditions specified herein have not been satisfied, such call shall be deemed a nullity and if the Warrantholder has exercised this Warrant on account of such call, such exercise may be rescinded at the election of the Warrantholder. The Company may call this Warrant for redemption only if resale of all of the Common Stock covered hereby is then registered under the Securities Act of 1933 and a current prospectus meeting the requirements of said Act and the rules thereunder is available for delivery by the Warrantholder, and if the Common Stock is listed or designated for quotation for trading on at least one of the NASDAQ Small Cap Market, the NASDAQ National Market, the New York Stock Exchange or the American Stock Exchange, and all such shares of Common Stock are then authorized for trading on one of such exchanges and registered under Section 12(b) or Section 12(g) of the Securities Exchange Act of 1934. Notwithstanding the foregoing, this Warrant may be exercised by the Warrantholder in accordance with Section 5 at any time on or before the date fixed for redemption by the Company. If the Company gives written notice of such call, then the limitations on resale contained in Section 3.3 of the Securities Purchase Agreements shall be of no further force or effect.

SECTION 10. LIMITATION ON EXERCISE.

Notwithstanding anything to the contrary contained herein, this Warrant shall not be exercisable by a holder hereof to the extent (but only to the extent) that, if exercisable by such holder, such holder would beneficially own in excess of 4.9% of the outstanding shares of Common Stock (or such other greater percentage indicated on the signature page to, or otherwise applicable to such holder pursuant to, the Securities Purchase Agreements with respect to such holder). To the extent the above limitation applies, the determination of whether this Warrant shall be exercisable vis-a-vis other securities owned by such holder, and to what extent this Warrant shall be exercised shall be in the sole discretion of the holder and submission of the Warrant for full or partial exercise shall be deemed to be the holder's determination of whether and the extent to which the Warrant is exercisable, in each case subject to such aggregate percentage limitation. No prior inability to exercise the Warrant pursuant to this Section shall have any effect on the applicability of the provisions of this Section with respect to any subsequent determination of exercisability. For the purposes of this provision, beneficial ownership and all calculations, including without limitation, with respect to calculations of percentage ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13 D and G thereunder (collectively "Section 13(d)"). The provisions of this Section may be amended with the approval of the Board of Directors of the Company and the holders of three-quarters in interest in the then outstanding shares of Preferred Stock and Warrants (voting together as a single class): (i) with respect to any matter to cure any ambiguity herein, to correct this Section (or any portion hereof) which may be defective or inconsistent with the intended 4.9% beneficial ownership limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such 4.9% limitation; and (ii) with respect to any other matter, with the further consent of the holders of a majority of the then outstanding shares of Common Stock. The limitations contained in this Section shall apply to a successor holder of Warrants if, and to the extent, elected by such successor holder concurrently with its acquisition of such Warrants, such election to be promptly confirmed in writing to the Company (provided no transfer or series of transfers to a successor holder or holders shall be used by a holder to evade the limitations contained in this Section).

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SECTION 11. TERMINATION OF WARRANT.

11.1 If not theretofore exercised, this Warrant shall terminate at 5:00 p.m. Pacific time on the date fixed for redemption pursuant to Section 9 hereof if the conditions specified in said Section have been satisfied and the payments required by such Section have been made in full to the Warrantholder by the Company.

11.2 If the Issue Date of this Warrant is later than the date on which redemption of Warrants pursuant to Section 9 hereof has been completed, then this Warrant shall terminate at 5:00 p.m. Pacific time on the 30th day after the Issue Date (or if such 30th day is not a trading day, then on the next following trading day), if (i) the conditions set forth in the penultimate sentence of Section 9 are satisfied, and (ii) the closing bid price of the Common Stock for each of the five trading days preceding the Issue Date equaled or exceeded 150% of the Warrant Price.

SECTION 12. SUCCESSORS.

All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrantholder shall bind and inure to the benefit of their respective successors and assigns hereunder.

SECTION 13. MERGER OR CONSOLIDATION OF THE COMPANY.

The Company will not merge or consolidate with or into any other corporation or sell all or substantially all of its property to another corporation, unless the provisions of Section 6.3 are complied with.

SECTION 14. APPLICABLE LAW, SPECIFIC PERFORMANCE AND CONSENT TO JURISDICTION.

(a) This Warrant shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be construed in accordance with the laws of said State.

(b) The Company and the Warrantholder acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Warrant or the other agreements, documents or instruments contemplated hereby (collectively, the "Transaction Documents") were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of the Transaction Documents and to enforce specifically the terms and provisions thereof, this being in addition to any other remedy to which either of them may be entitled by law or equity. No provision of any Transaction Documents providing for any remedy to a Warrantholder shall limit any remedy which would otherwise be available to such Investor at law or in equity.

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Each of Warrantholder (with respect to compliance by the Company with Section 4(2) of the Securities Act of 1933) and the Company (each an "Indemnitor") shall indemnify and hold harmless the other for a breach by the Indemnitor of its representations, warranties or obligations under any of the Transaction Documents.

(c) Each of the Company and the Warrantholder (i) hereby irrevocably submits to the jurisdiction of the United States District Court and other courts of the United States sitting in Delaware and the courts of the State of Delaware for the purposes of any suit, action or proceeding arising out of or relating to this Warrant and (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Each of the Company and the Warrantholder consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this paragraph shall affect or limit any right to serve process in any other manner permitted by law.

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by a duly authorized officer of the Company.

Techniclone Corporation

By: _________________________

58

AGREEMENT AND PLAN OF MERGER

OF

TECHNICLONE CORPORATION,

a Delaware Corporation

AND

TECHNICLONE INTERNATIONAL CORPORATION,

a California Corporation

THIS AGREEMENT AND PLAN OF MERGER, dated as of September 27, 1996 (this "Agreement"), is between TECHNICLONE CORPORATION, a Delaware corporation ("Techniclone Delaware"), and TECHNICLONE INTERNATIONAL CORPORATION, a California corporation ("Techniclone California"), which corporations are sometimes referred to herein as the "Constituent Corporations".

R E C I T A L S

A. Techniclone Delaware is a corporation duly organized and existing under the laws of the State of Delaware and has an authorized capital of 55,000,000 shares, 50,000,000 of which are designated "Common Stock", $.001 par value per share, and 5,000,000 of which are designated "Preferred Stock", $.001 par value per share. As of September 27, 1996, 100 shares of Common Stock were issued and outstanding, all of which were held by Techniclone California. No shares of Preferred Stock were outstanding.

B. Techniclone California is a corporation duly organized and existing under the laws of the State of California and has an authorized capital of 30,100,000 shares, 30,000,000 of which are designated "Common Stock", no par value and 100,000 of which are designated "Preferred Stock", $1.00 par value per share. As of September 27, 1996, 21,391,042 shares of Common Stock were outstanding and 2,900 shares of Class B Convertible Preferred Stock were outstanding.

C. The Board of Directors of Techniclone California has determined that, for the purpose of effecting the reincorporation of Techniclone California in the State of Delaware, it is advisable and in the best interests of Techniclone California and its shareholders that Techniclone California merge with and into Techniclone Delaware upon the terms and conditions herein provided.

D. The respective Boards of Directors of Techniclone Delaware and Techniclone California have approved this Agreement and have directed that this Agreement be submitted to a vote of their respective stockholders and executed by the undersigned officers.

NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, Techniclone Delaware and Techniclone California hereby agree, subject to the terms and conditions hereinafter set forth, as follows:

I.

MERGER

1.1 MERGER. In accordance with the provisions of this Agreement, the Delaware General Corporation Law and the California General Corporation Law, Techniclone California shall be merged with and into Techniclone Delaware (the "Merger"), the separate existence of Techniclone California shall cease and Techniclone Delaware shall be, and is herein sometimes referred to as, the "Techniclone Delaware", and the name of Techniclone Delaware shall be "TECHNICLONE CORPORATION."

1.2 FILING AND EFFECTIVENESS. The Merger shall become effective when the following actions have been completed:

(a) This Agreement has been adopted and approved by the stockholders of each Constituent Corporation in accordance with the requirements of the Delaware General Corporation Law and the California General Corporation Law;

(b) All of the conditions precedent to the consummation of the Merger specified in this Agreement have been satisfied or duly waived by the party entitled to satisfaction thereof;

(c) An executed Certificate of Merger or an executed counterpart of this Agreement meeting the requirements of the Delaware General Corporation Law has been filed with the Secretary of State of the State of Delaware; and

(d) An executed Certificate of Merger or an executed counterpart of this Agreement meeting the requirements of the California General Corporation Law has been filed with the Secretary of State of the State of California.

The date and time when the Merger shall become effective, as aforesaid, is herein called the "Effective Date of the Merger".

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1.3 EFFECT OF THE MERGER. Upon the Effective Date of the Merger, the separate existence and corporate organization of Techniclone California shall cease and Techniclone Delaware, as Techniclone Delaware, shall continue its corporate existence under the laws of the State of Delaware.

II.

CHARTER DOCUMENTS, DIRECTORS AND OFFICERS

2.1 CERTIFICATE OF INCORPORATION. The Certificate of Incorporation of Techniclone Delaware as in effect immediately before the Effective Date of the Merger shall continue in full force and effect as the Certificate of Incorporation of Techniclone Delaware until duly amended or repealed in accordance with the provisions thereof and applicable law.

2.2 BYLAWS. The Bylaws of Techniclone Delaware as in effect immediately before the Effective Date of the Merger shall continue in full force and effect as the Bylaws of Techniclone Delaware until duly amended or repealed in accordance with the provisions thereof and applicable law.

2.3 DIRECTORS AND OFFICERS. The directors and officers of Techniclone California immediately before the Effective Date of the Merger shall be the directors and officers of Techniclone Delaware until the expiration of their current terms and until their successors have been duly elected and qualified, or until their prior resignation, removal or death, subject to the Certificate of Incorporation and the Bylaws of Techniclone Delaware.

III.

MANNER OF CONVERSION OF STOCK

3.1 TECHNICLONE CALIFORNIA SHARES. Upon the Effective Date of the Merger, each share of Techniclone California Common Stock, no par value, issued and outstanding immediately before the Effective Date of the Merger shall by virtue of the Merger and without any action by the Constituent Corporations, by the holder of such shares or by any other person be converted into and exchanged for one fully paid and nonassessable share of Common Stock, $.001 par value, of Techniclone Delaware. Upon the Effective Date of the Merger, each share of Class B Convertible Preferred Stock, $1.00 par value per share, of Techniclone California issued and outstanding immediately before the Effective Date of the Merger shall by virtue of the Merger and without any action by the Constituent Corporations, by the holder of such shares or by any other person be converted into and exchanged for one fully paid and nonassessable share of Class B Convertible Preferred Stock, $0.001 par value, of Techniclone Delaware. No fractional shares, or cash in lieu thereof, shall be issued in the Merger.

3.2 TECHNICLONE CALIFORNIA OPTIONS, STOCK PURCHASE RIGHTS AND CONVERTIBLE SECURITIES. Upon the Effective Date of the Merger, Techniclone Delaware shall assume and continue the 1982 Stock Option Plan, the Incentive Stock Option, Non-Statutory Stock Option and Restricted Stock Purchase Plan - 1986, the Cancer Biologics Incorporated Incentive Stock Option, Nonqualified Stock Option and Restated Stock Purchase Plan - 1987, the Incentive Stock Option and Non-Qualified Stock Option Plan - 1993 and the 1996 Stock Incentive Plan and all other employee benefit plans of Techniclone California. Each outstanding and unexercised option, other right to purchase or security convertible into Techniclone California Common Stock shall become an option, right to purchase or a security convertible into Techniclone Delaware's Common Stock on the basis of one share of Techniclone Delaware's Common Stock for each share of Techniclone California Common Stock issuable pursuant to any such option, stock purchase right or convertible security, under the same terms and conditions, and at an exercise price per share equal to the exercise price per share applicable to any such Techniclone California stock option, stock purchase right or other convertible security at the Effective Date of the Merger. Each Warrant to Purchase Common Stock of Techniclone California shall become a Warrant to Purchase Common Stock of Techniclone Delaware on the basis of one share of Techniclone Delaware for each share of Techniclone California Common Stock issuable pursuant to any such Warrant.

A number of shares of Techniclone Delaware's Common Stock shall be reserved for issuance upon the exercise of stock options, stock purchase rights and convertible securities equal to the number of shares of Techniclone California Common Stock so reserved immediately before the Effective Date of the Merger.

3.3 TECHNICLONE DELAWARE COMMON STOCK. Upon the Effective Date of the Merger, each share of Common Stock, $.001 par value, of Techniclone Delaware issued and outstanding immediately before the Effective Date of the Merger shall, by virtue of the Merger and without any action by Techniclone Delaware, by the holder of such shares or by any other person be canceled and returned to the status of authorized but unissued shares.

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IV.

TRANSFER OF ASSETS AND LIABILITIES

4.1 TRANSFER OF ASSETS AND LIABILITIES. On the Effective Date, (i) the rights, privileges, powers and franchises, both of a public as well as of a private nature, of each of the Constituent Corporations shall be vested in and possessed by Techniclone Delaware, subject to all the disabilities, duties and restrictions of or upon each of the Constituent Corporations; (ii) all rights, privileges, powers and franchises of each of the Constituent Corporations, all property, real, personal and mixed, of each of the Constituent Corporations, all debts due to each of the Constituent Corporations on whatever account and all things in action or belonging to each of the Constituent Corporations shall be transferred to and vested in Techniclone Delaware; (iii) all property, rights, privileges, powers and franchises, as well as all other interests, shall be as effectively the property of Techniclone Delaware as they were of the Constituent Corporations before the Effective Date; and (iv) the title to any real estate vested by deed or otherwise in either of the Constituent Corporations shall not revert to either of the Constituent Corporations or be in any way impaired by reason of the Merger. Notwithstanding the foregoing, (i) the liabilities of the Constituent Corporations and of their stockholders, directors and officers shall not be affected by the Merger; (ii) all rights of creditors and all liens upon any property of either of the Constituent Corporations shall be preserved unimpaired notwithstanding the Merger; and (iii) any claim existing or action or proceeding pending by or against either of the Constituent Corporations may be prosecuted to judgment as if the Merger had not taken place; provided, however, that the claims and rights of the creditors of either or both of the Constituent Corporations may be modified with the consent of such creditors; and, provided further, that all debts, liabilities and duties of or upon each of the Constituent Corporations shall attach to Techniclone Delaware and accordingly may be enforced against it to the same extent as if such debts, liabilities and duties had been incurred or contracted by it.

4.2 FURTHER ASSURANCES. From time to time, as and when required by Techniclone Delaware or by its successors or assigns, there shall be executed and delivered on behalf of Techniclone California such deeds and other instruments, and there shall be taken or caused to be taken by it such further and other actions as shall be appropriate or necessary in order to vest or perfect in or conform of record or otherwise by Techniclone Delaware the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of Techniclone California and otherwise to carry out the purposes of this Agreement, and the officers and directors of Techniclone Delaware are fully authorized in the name and on behalf of Techniclone California or otherwise to take all such actions and to execute and deliver all such deeds and other instruments.

V.

GENERAL

5.1 COVENANTS OF TECHNICLONE DELAWARE. Techniclone Delaware covenants and agrees that it will, on or before the Effective Date of the Merger:

(a) Qualify to do business as a foreign corporation in the State of California and in connection therewith irrevocably appoint an agent for service of process as required under the provisions of Section 2105 of the California General Corporation Law.

(b) File all documents with the California Franchise Tax Board necessary for the assumption by Techniclone Delaware of all of the franchise tax liabilities of Techniclone California.

(c) Take such other actions as may be required by the California General Corporation Law.

5.2 DEFERRAL. Consummation of the merger may be deferred by the Board of Directors of Techniclone California for a reasonable period of time if the Board of Directors determines that deferral would be in the best interests of Techniclone California and its shareholders.

5.3 AMENDMENT. The parties hereto, by mutual consent of their respective Boards of Directors, may amend, modify or supplement this Agreement in such manner as may be agreed upon by them in writing at any time before or after adoption and approval of this Agreement by the stockholders of Techniclone Delaware and Techniclone California, but not later than the Effective Date; provided, however, that no such amendment, modification or supplement not adopted and approved by the stockholders of Techniclone Delaware and Techniclone California shall affect the rights of such stockholders or change any of the principal terms of this Agreement.

5.4 ABANDONMENT. At any time before the Effective Date of the Merger, this Agreement may be terminated and the Merger may be abandoned for any reason whatsoever by the Board of Directors of either Techniclone California or of Techniclone Delaware, or of both, notwithstanding the approval of this Agreement by the shareholders of Techniclone California or by the stockholders of Techniclone Delaware, or by both.

In the event of abandonment of this Agreement, as above provided, this Agreement shall become wholly void and of no effect, and no liability on the part of either Constituent Corporation or its Board of Directors or its stockholders shall arise by virtue of such termination except as provided in Section 5.5 hereof.

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5.5 EXPENSES. If the Merger becomes effective, Techniclone Delaware shall assume and pay all expenses in connection therewith not theretofore paid by the respective parties. If for any reason the Merger shall not become effective, Techniclone California shall pay all expenses incurred in connection with all the proceedings taken in respect of this Agreement or relating thereto.

5.6 REGISTERED OFFICE. The registered office of Techniclone Delaware in the State of Delaware is located at 9 East Loockerman Street, Dover, Delaware 19901, and National Registered Agents, Inc., County of Kent is the registered agent of Techniclone Delaware at such address.

5.7 AGREEMENT. Executed copies of this Agreement will be on file at the principal place of business of Techniclone Delaware at 14282 Franklin Avenue, Tustin, California 92680, and, upon request and without cost, copies thereof will be furnished to any stockholder of either Constituent Corporation.

5.8 GOVERNING LAW. This Agreement shall in all respects be construed, interpreted and enforced in accordance with and governed by the laws of the State of Delaware and, so far as applicable, the Merger provisions of the California General Corporation Law.

5.9 COUNTERPARTS. In order to facilitate the filing and recording of this Agreement, the same may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, this Agreement having first been approved by resolutions of the Boards of Directors of Techniclone Delaware and Techniclone California is hereby executed on behalf of each of such two corporations and attested by their respective officers thereunto duly authorized.

TECHNICLONE CORPORATION,

a Delaware corporation

By: /s/ Lon H. Stone

Lon H. Stone

President and Chief Executive Officer

TECHNICLONE INTERNATIONAL CORPORATION,

a California corporation

By: /s/ Lon H. Stone

Lon H. Stone

President and Chief Executive Officer

62

OFFICER'S CERTIFICATE

OF

TECHNICLONE CORPORATION,

a Delaware Corporation

The undersigned, Lon H. Stone, President of TECHNICLONE CORPORATION, a corporation organized and existing under the laws of the State of Delaware ("Techniclone Delaware"), hereby certifies, pursuant to the provisions of Sections 103 and 252 of the General Corporation Law of the State of Delaware, that Techniclone International Corporation, a California corporation ("Techniclone California"), the sole stockholder of Techniclone Delaware, has voted all outstanding shares of Techniclone Delaware in favor of the merger of Techniclone California with and into Techniclone Delaware on the terms and conditions set forth in the Agreement and Plan of Merger to which this Certificate is appended.

IN WITNESS WHEREOF, I have subscribed my name to this Certificate as of March __, 1997.

/s/ Lon H. Stone

Lon H. Stone, President

63

CERTIFICATE OF APPROVAL

OF

AGREEMENT AND PLAN OF MERGER

LON H. STONE and WILLIAM V. MODING hereby certify that:

(a) They are the Chief Executive Officer and Secretary, respectively of TECHNICLONE INTERNATIONAL CORPORATION, a California corporation (the "Corporation").

(b) The Agreement and Plan of Merger in the form attached hereto was duly approved by the Board of Directors and the shareholders of the Corporation.

(c) There are two classes of shares of the Corporation, consisting of Common Stock and Class B Convertible Preferred Stock, and the number of shares outstanding and entitled to vote on the merger is 21,042,409 shares of Common Stock and 3,900 shares of Class B Convertible Preferred Stock.

(d) The merger was approved by the holders of 52.85 % of the outstanding shares of Common Stock and 100% of the outstanding shares of Class B Convertible Preferred Stock entitled to vote thereon. The merger required the approval of a majority of the outstanding shares of Common Stock and a majority of the Class B Convertible Preferred Stock, each voting as a separate class. The votes cast in favor of the merger equaled or exceeded the percentage vote required for the Common Stock and Class B Convertible Preferred Stock, each voting as a separate class.

The undersigned further declares under penalty of perjury under the laws of the State of California that the matters set forth in this Certificate are true and correct of their own knowledge.

Dated: March __, 1997

/s/ Lon H. Stone

Lon H. Stone,

Chief Executive Officer

/s/ William V. Moding

William V. Moding, Secretary

64

CERTIFICATE OF INCORPORATION
OF
TECHNICLONE CORPORATION

ARTICLE 1 - NAME

The name of this Corporation is TECHNICLONE CORPORATION.

ARTICLE 2 - REGISTERED OFFICE AND AGENT

The address of the registered office of the Corporation in the State of Delaware is 9 East Loockerman Street, Dover, Delaware 19901. The name of the Corporation's registered agent at that address is National Registered Agents, Inc., County of Kent.

ARTICLE 3 - PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, as amended from time to time.

ARTICLE 4 - AUTHORIZED CAPITAL

The total number of shares of all classes of stock which the Corporation shall have authority to issue is 55,000,000, of which (i) 50,000,000 shares shall be designated "Common Stock" and shall have a par value of $0.001 per share; and (ii) 5,000,000 shares shall be designated "Preferred Stock" and shall have a par value of $0.001 per share. The Preferred Stock shall be divided into series. The first such series shall consist of 5,000 shares and is designated "Class B Convertible Preferred Stock". The Board of Directors is authorized, subject to limitations prescribed by law, to provide for the issuance of the shares of the remaining authorized shares of Preferred Stock in one or more series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof. The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

(a) The number of shares constituting that series and the distinctive designation of that series;

(b) The dividend rate on the shares of that series, whether dividends shall be cumulative and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

(c) Whether that series shall have voting rights, in addition to the voting rights provided by law and, if so, the terms of such voting rights;

(d) Whether that series shall have conversion privileges and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

(e) Whether or not the shares of that series shall be redeemable and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

65

(f) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series and, if so, the terms and amount of such sinking fund; and

(g) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series.

The designations, powers, preferences and relative, participating, optional or other special rights and qualifications, limitations and restrictions thereof in respect of the Class B Convertible Preferred Stock are as follows:

SECTION 1. DETERMINATION AND AMOUNT. The shares of such series shall be designated as "Class B Convertible Preferred Stock" (the "Class B Convertible Preferred Stock") and the number of shares constituting the Class B Convertible Preferred Stock shall be Five Thousand (5,000). Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Class B Convertible Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants to acquire shares of Class B Convertible Preferred Stock or upon the conversion of any outstanding securities issued by the Corporation convertible into Class B Convertible Preferred Stock.

SECTION 2. RANK. The Class B Convertible Preferred Stock shall rank: (i) junior to any other class or series of capital stock of the Corporation hereafter created specifically ranking by its terms senior to the Class B Convertible Preferred Stock (collectively, the "Senior Securities"); (ii) prior to all of the Corporation's Common Stock ("Common Stock"); (iii) prior to any class or series of capital stock of the Corporation hereafter created specifically ranking by its terms junior to any Class B Convertible Preferred Stock of whatever subdivision (collectively, with the Common Stock, "Junior Securities"); (iv) on parity with any class or series of capital stock of the Corporation hereafter created specifically ranking by its terms on parity with the Class B Convertible Preferred Stock ("Parity Securities") in each case as to distributions of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary (all such distributions being referred to collectively as "Distributions").

SECTION 3. DIVIDENDS. The holders of the Class B Convertible Preferred Stock ("Holders") shall not be entitled to receive cash dividends on the Class B Convertible Preferred Stock.

SECTION 4. LIQUIDATION PREFERENCE.

(a) In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the Holders of shares of Class B Convertible Preferred Stock shall be entitled to receive, immediately after any distributions to Senior Securities required by the Corporation's Certificate of Incorporation, as amended and restated, or any certificate of designation of preferences, and prior and in preference to any distribution to Junior Securities but in parity with any distribution of Parity Securities, an amount per share equal to the sum of (i) One Thousand Dollars ($1,000) for each outstanding share of Class B Convertible Preferred Stock (the "Original Class B Issue Price") and (ii) an amount equal to ten percent (10%) of the Original Class B Issue Price per annum for the period that has passed since the date of issuance of any Class B Convertible Preferred Stock (such amount being referred to herein as the "Premium"). If upon the occurrence of such event, and after payment in full of the preferential amounts with respect to the Senior Securities, the assets and funds thus distributed among the Holders of the Class B Convertible Preferred Stock and Parity Securities, respectively, then the entire assets and funds of the Corporation legally available for distribution shall be distributed among the Holders of the Class B Convertible Preferred Stock and the Parity Securities, pro rata, based on the respective liquidation amounts to which each such series of stock is entitled by the Corporation's Certificate of Incorporation, as amended and restated, and any certificate of designation of preferences.

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(b) Upon the completion of the distribution required by subsection 4(a), if assets remain in this Corporation, they shall be distributed to holders of Junior Securities in accordance with the Corporation's Certificate of Incorporation, as amended, including any duly adopted certificate(s) of designation of preferences.

(c) A consolidation or merger of the Corporation with or into any other corporation or corporations, or a sale, conveyance or disposition of all or substantially all of the assets of the Corporation or the effectuation by the Corporation of a transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Corporation is disposed of (collectively referred to as a "Change in Control Transaction"), shall be deemed to be a liquidation, dissolution or winding up within the meaning of this Section 4; provided, however, that the Corporation shall provide written notice to the Holders of the Class B Convertible Preferred Stock of a Change in Control Transaction and the Holders of the Class B Convertible Preferred Stock shall be entitled to convert the Class B Convertible Preferred Stock held by such Holder pursuant to the provisions of Section 5 hereof, at any time before five (5) days prior to any Change in Control Transaction.

SECTION 5. CONVERSION. The record Holders of this Class B Convertible Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

(A) RIGHT TO CONVERT. Immediately after the date of the last closing of a sale and purchase of Class B Convertible Preferred Stock, which date shall not be later than January 15, 1996, (the "Last Closing Date"), continuing through the first 90 days, each record Holder of Class B Convertible Preferred Stock shall be entitled and subject to the Corporation's right of redemption set forth in Section 6(a) and Section 6(b), at the office of the Corporation or the transfer agent for the Class B Convertible Preferred Stock, to convert portions of the Class B Convertible Preferred Stock held by such Holder (but only in multiples of Fifty Thousand Dollars ($50,000)) into that number of fully-paid and non-assessable shares of Common Stock of the Corporation calculated in accordance with the following formula:

110% of the Fixed Conversion Price (as defined herein).

Beginning 91 days after the last closing date, each record Holder of Class B Convertible Preferred Stock shall be entitled (at the times and in the amounts set forth below), and, subject to the Corporation's right of redemption set forth in Section 6(a) and Section 6(b), at the office of the Corporation or the transfer agent for the Class B Convertible Preferred Stock, to convert portions of the Class B Convertible Preferred Stock held by such Holder (but only in multiples of Fifty Thousand Dollars ($50,000) into that number of fully-paid and non- assessable shares of Common Stock of the Corporation calculated in accordance with the following formula (the "Conversion Rate"):

Number of shares issued upon conversion of one share of Class B Convertible Preferred Stock

=	(.10 (N/365) (1,000) + 1,000
Conversion Price

where,

N = the number of days between (i) the last closing date, as defined herein, and (ii) the applicable date of conversion for the shares of Class B Convertible Preferred Stock for which conversion is being elected, and

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Conversion Price = the lesser of (x) the average Closing Bid Price, as that term is defined below, for the five trading days ending on December 8, 1995 (which amount is $3.06875 and is referred to herein as the "Fixed Conversion Price"), or (y) X times the average Closing Bid Price, as that term is defined below, of the Corporation's Common Stock for the five (5) trading days immediately preceding the Date of Conversion, as defined below, where X shall equal .85 + (1-(the average Closing Bid Price of the Corporation's Common Stock for the five (5) trading days immediately preceding the Date of Conversion, as that term is defined below, divided by the average Closing Bid Price of the Corporation's Common Stock for the ten (10) trading days immediately preceding the Date of Conversion); provided that, in no event shall X be less than .85 or greater than 1.0.

For purposes hereof, the term "Closing Bid Price" shall mean the closing bid price on the over-the-counter market as reported by NASDAQ, or if then traded on a national securities exchange, the NASDAQ Small Cap or the National Market System, the closing bid price on the principal national securities exchange, the NASDAQ Small Cap or the National Market System which it is so traded.

(B) MECHANICS OF CONVERSION. In order to convert Class B Convertible Preferred Stock into full shares of Common Stock, the Holder shall (i) fax a copy of the fully executed notice of conversion in the form attached hereto ("Notice of Conversion") to the Company at such office that he elects to convert the same, which Notice of Conversion shall specify the number of shares of Class B Convertible Preferred Stock to be converted and shall contain a calculation of the Conversion Rate (together with a copy of the first page of each certificate to be converted) to the Company or its designated transfer agent prior to Midnight, New York City time (the "Conversion Notice Deadline") on the date of conversion specified on the Notice of Conversion and (ii) surrender the original certificate or certificates therefor, duly endorsed, and the original Notice of Conversion no later than the close of business (New York City time) the next business day to a common courier, for either overnight courier or 2-day courier, to the office of the Company and any transfer agent for the Class B Convertible Preferred Stock; provided, however, that the Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless either the certificates evidencing such Class B Convertible Preferred Stock are delivered to the Company or its transfer agent as provided above, or the Holder notifies the Company or its transfer agent that such certificates have been lost, stolen or destroyed.

(I) LOST OR STOLEN CERTIFICATES. Upon receipt by the Company of evidence of the loss, theft, destruction or mutilation of a certificate or certificates ("Stock Certificates") representing shares of Class B Convertible Preferred Stock, and (in the case of loss, theft or destruction) of indemnity or security reasonably satisfactory to the Company, and upon surrender and cancellation of the Stock Certificate(s), if mutilated, the Company shall execute and deliver new Stock Certificate(s) of like tenor and date.

(II) NO FRACTIONAL SHARES. If any conversion of the Class B Convertible Preferred Stock would create a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares of Common Stock issuable upon conversion shall be the next higher number of shares. In the case of a dispute as to the calculation of the Conversion Rate, the Company's calculation shall be deemed conclusive absent manifest error.

(III) COMPANY TO REISSUE/DELIVER SHARES. The Company shall use all reasonable efforts to issue and deliver within three (3) business days after delivery to the Company of such certificates, or after such agreement and indemnification, to such Holder of Class B Convertible Preferred Stock at the address of the Holder on the Books of the Company, a certificate or certificates for the number of shares of Common Stock to which the Holder shall be entitled as aforesaid.

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(IV) DATE OF CONVERSION. The date on which conversion occurs (the "Date of Conversion") shall be deemed to be the date set forth in such Notice of Conversion, provided (i) that the advance copy of the Notice of Conversion is faxed to the Company before midnight, New York City time, on the Date of Conversion, and (ii) that the original Stock Certificates representing the shares of Class B Convertible Preferred Stock to be converted are surrendered no later than the close of business (New York City time) the next business day to a common courier for overnight or 2-day delivery, and received by the transfer agent or the Company within five (5) business days thereafter. If the original Stock Certificates representing the Class B Convertible Preferred Stock to be converted are not received by the transfer agent or the Company within five (5) business days after the Date of Conversion or if the facsimile of the Notice of Conversion is not received by the Company or its designated transfer agent prior to the Conversion Notice Deadline, the Notice of Conversion, at the Company's option, may be declared null and void.

(V) The person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

Following conversion of shares of Class B Convertible Preferred Stock, such shares of Class B Convertible Preferred Stock will no longer be outstanding.

(C) RESERVATION OF STOCK ISSUABLE UPON CONVERSION. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Class B Convertible Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all then outstanding Class B Convertible Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Class B Convertible Preferred Stock, the Corporation will, subject to stockholder approval, take all such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

(D) AUTOMATIC CONVERSION. Each share of Class B Convertible Preferred Stock outstanding on December 15, 1998 automatically shall be converted into Common Stock on such date at the Conversion Rate then in effect (calculated in accordance with the formula in Section 5(a) above) and December 15, 1998 shall be deemed the Date of Conversion with respect to such conversion.

(E) ADJUSTMENT TO CONVERSION RATE.

(A) If, prior to the conversion of all of the Class B Convertible Preferred Stock, the number of outstanding shares of Common Stock is increased by a stock split, stock dividend, or other similar event, the Conversion Rate shall be proportionately adjusted, or if the number of outstanding shares of Common Stock is decreased by a combination or reclassification of shares, or other similar event, the Conversion Rate shall be proportionately adjusted.

(B) If, prior to the conversion of all Class B Convertible Preferred Stock, there shall be any merger, consolidation, exchange of shares, recapitalization, reorganization, or other similar event, as a result of which shares of Common Stock of the Corporation shall be changed into the same or a different number of shares of the same or another class or classes of stock or securities of the Corporation or another entity, then the Holders of Class B Convertible Preferred Stock shall thereafter have the right to purchase and receive upon conversion of Class B Convertible Preferred Stock, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore issuable upon conversion, such shares of stock and/or securities as may be issued or payable with respect to or in exchange for the number of shares of Common Stock immediately theretofore purchasable and receivable upon the conversion of Class B Convertible Preferred Stock held by such Holders had such merger, consolidation, exchange of shares, recapitalization or reorganization not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of the Holders of the Class B Convertible Preferred Stock to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Conversion Rate and of the number of shares issuable upon conversion of the Class B Convertible Preferred Stock) shall thereafter be applicable, as nearly as may be practicable in relation to any shares of stock or securities thereafter deliverable upon the exercise hereof. The Corporation shall not effect any transaction described in this subsection 5(e) unless the resulting successor or acquiring entity (if not the Corporation) assumes by written instrument the obligation to deliver to the Holders of the Class B Convertible Preferred Stock such shares of stock and/or securities as, in accordance with the foregoing provisions, the Holders of the Class B Convertible Preferred Stock may be entitled to receive upon conversion of the Class B Convertible Preferred Stock.

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(C) If any adjustment under this Section 5(e) would create a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares of Common Stock issuable upon conversion shall be the next higher number of shares.

SECTION 6. CASH REDEMPTION BY CORPORATION.

(A) CORPORATION'S RIGHT TO REDEEM UPON RECEIPT OF NOTICE OF CONVERSION. The Corporation shall have the right, in its sole discretion, upon receipt of a Notice of Conversion pursuant to Section 5, to redeem in whole or in part any Class B Convertible Preferred Stock submitted for conversion, immediately prior to conversion. If the Corporation elects to redeem some, but not all, of the Class B Convertible Preferred Stock submitted for conversion, the Corporation shall redeem from among the Class B Convertible Preferred Stock submitted by the various Holders thereof for conversion on the applicable date, a pro-rata amount from each Holder so submitting Class B Convertible Preferred Stock for conversion. The Corporation shall effect each such redemption by giving notice ("Notice of Redemption Upon Receipt of Notice of Conversion") of its election to redeem, by facsimile within one (1) business day following receipt of a Notice of Conversion from a Holder, with a copy by 2-day courier, (A) to the Holders of Class B Convertible Preferred Stock selected for redemption, at the address and facsimile number of such Holder appearing in the Corporation's register for the Class B Convertible Preferred Stock and (B) the Corporation's transfer agent. Such Notice of Redemption Upon Receipt of Notice of Conversion shall indicate the number of shares of Holder's Class B Convertible Preferred Stock that have been selected for redemption, the Date of Redemption Upon Receipt of Notice of Conversion (as defined below) and the applicable Redemption Price Upon Receipt of Notice of Conversion, as defined below. If the Notice of Redemption Upon Receipt of Notice of Conversion is not received within the times specified above or does not meet the conditions specified above, the Notice of Redemption Upon Receipt of Notice of Conversion shall become null and void (unless otherwise agreed in writing by the Holder). The Corporation shall not be entitled to send any Notice of Redemption upon Receipt of Notice of Conversion and begin the redemption procedure unless it has (x) the full amount of the Redemption Price Upon Receipt of Notice of Conversion, in cash, available in a demand or other immediately available account in a bank or similar financial institution or (y) immediately available credit facilities, in the full amount of the Redemption Price Upon Receipt of Notice of Conversion, with a bank or similar financial institution on the date the Notice of Redemption Upon Receipt of Notice of Conversion is sent to the applicable Holder.

The Redemption Price Upon Receipt of Notice of Conversion per share of Class B Convertible Preferred Stock shall equal the Closing Bid Price on the Date of Conversion, multiplied by the number of shares of Common Stock that would otherwise have been issuable had the shares of Class B Convertible Preferred Stock redeemed been converted on the Date of Conversion as to such shares.

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For the purposes of the above formula, "N", "Closing Bid Price" and "Conversion Price" shall have the meanings set forth in Section 5(a) and "Date of Redemption" shall be deemed to be the Conversion Date (as that term is defined in Section 5(b) above).

The Redemption Price Upon Receipt of Notice of Conversion shall be paid to the Holder of Class B Convertible Preferred Stock redeemed within ten (10) business days of the delivery of the Notice of Redemption Upon Receipt of Notice of Conversion to such Holder; provided, however, that the Corporation shall not be obligated to deliver any portion of the Redemption Price Upon Receipt of Notice of Conversion unless either the certificates evidencing the Class B Convertible Preferred Stock redeemed are delivered to the Corporation or the transfer agent as provided in Section 5(b), or the Holder notifies the transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. Notwithstanding the foregoing, in the event that the certificates evidencing the Class B Convertible Preferred Stock delivered to the transfer agent as provided in Section 5(b), the redemption of the Class B Convertible Preferred Stock pursuant to this Section 6(a) shall still be deemed effective as of the Date of Redemption Upon Receipt of Notice of Conversion.

(B) CORPORATION'S RIGHT TO REDEEM AT ITS ELECTION. Commencing 91 days after the last closing date, the Corporation shall have the right, in its sole discretion, to redeem, from time to time, any or all of the Class B Convertible Preferred Stock; provided that, the Corporation shall only be entitled to redeem shares of Class B Convertible Preferred Stock with an aggregate Stated Value (as defined below) of at least One Million Five Hundred Thousand Dollars ($1,500,000) on the first such redemption. If the Corporation elects to redeem some, but not all, of the Class B Convertible Preferred Stock, the Corporation shall redeem a pro-rata amount from each Holder of Class B Convertible Preferred Stock. The Corporation shall effect each such redemption by giving at least thirty (30) days prior written notice by overnight or 2-day courier ("Notice of Redemption At Corporation's Election") to (A) the Holders of Class B Convertible Preferred Stock selected for redemption, at the address and facsimile number of such Holder appearing in the Corporation's register for the Class B Convertible Preferred Stock and (B) the transfer agent, which Notice of Redemption At Corporation's Election shall be deemed to have been delivered three (3) business days after the Corporation's mailing of such Notice of Redemption At Corporation's Election. Such Notice of Redemption At Corporation's Election shall indicate the number of shares of Holder's Class B Convertible Preferred Stock that have been selected for redemption, the date which such redemption is to become effective (the "Date of Redemption At Corporation's Election" and the applicable Redemption Price At Corporation's Election, as defined below. The Corporation shall not be entitled to send any Notice of Redemption At Corporation's Election and begin the redemption, procedure unless it has (x) the full amount of the Redemption Price At Corporation's Election, in cash, available in a demand or other immediately available account in a bank or similar financial institution or (y) immediately available credit facilities, in the full amount of the Redemption At Corporation's Election, with a bank or similar financial institution on the date the Notice of Redemption At Corporation's Election is delivered to the applicable Holder. Notwithstanding the above, the Holder may convert any or all of its Class B Convertible Preferred Stock that is eligible for conversion, which would otherwise be subject to redemption under this Section 6(b), by submitting a Notice of Conversion prior to the effective date of such redemption. Corporation is not entitled to require redemption under this Section 6(b) if the Corporation makes any planned press release either (a) on the effective date of redemption or (b) prior to the close of trading on the following business day. Additionally, the Corporation shall not be permitted to elect redemption under this Section 6(b) if the Corporation has in its possession material information concerning the Corporation which is required to be publicly disclosed pursuant to the rules and regulations of the Securities Exchange Act of 1934 or relevant self-regulatory organization and has not yet been disclosed. In the event the Corporation is deemed to be in possession of such undisclosed information subsequent to it providing Notice of Redemption, the date upon which the Corporation can require the holders of the Class B Convertible Preferred Stock to redeem shall be 15 days following the date of any press release or other public disclosure.

For purposes of this Section 6(b), "Stated Value" shall mean the Original Class B Issue Price of the shares of Class B Convertible Preferred Stock redeemed pursuant to this Section 6(b), plus the accrued but unpaid Premium (as defined in Section 4(a)) on such shares of Class B Convertible Preferred Stock, as of the date of Redemption At Corporation's Election.

The Redemption Price At Corporation's Election shall be calculated as a percentage of Stated Value of the shares of Class B Convertible Preferred Stock redeemed pursuant to this Section 6(b), which percentage shall vary depending on the date of delivery of the Notice of Redemption at Corporation's Election, and shall be determined as follows:

Date of Delivery of Notice of Redemption at Corporation’s Election	% of Stated Value
91 days to 6 months following last closing date	130%
6 months and 1 day to 12 months following last closing date	125%
12 months and 1 day to 18 months following last closing date	120%
18 months and 1 day to 24 months following last closing date	115%
24 months and 1 day to 30 months following last closing date	110%
30 months and 1 day to 36 months following last closing date	105%

The Redemption Price At Corporation's Election shall be paid to the Holder of Class B Convertible Preferred Stock redeemed within ten (10) business days of the Date of Redemption At Corporation's Election to such Holder; provided, however, that the Corporation shall not be obligated to deliver any portion of the Redemption Price At Corporation's Election unless either the certificates evidencing the Class B Convertible Preferred Stock redeemed are delivered to the transfer agent prior to the 10th business day following the Date of Redemption At Corporation's Election, or the Holder notifies the transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. Notwithstanding the foregoing, in the event that the certificates evidencing the Class B Convertible Preferred Stock redeemed are not delivered to the transfer agent, prior to the 10th business day following the Date of Redemption at Corporation's Election, the redemption of the Class B Convertible Preferred Stock pursuant to this Section 6(b) shall still be deemed effective as of the date of Redemption at Corporation's Election, and the Redemption Price At Corporation's Election shall be paid to the Holder of Class B Preferred Stock redeemed within 5 business days of the date the certificates evidencing the Class B Preferred Stock redeemed are actually delivered to the transfer agent.

SECTION 7. ADVANCE NOTICE OF REDEMPTION.

(A) HOLDER'S RIGHT TO ELECT TO RECEIVE NOTICE OF CASH REDEMPTION BY CORPORATION. Holder shall have the right to require Corporation to provide advance notice stating whether Corporation will elect to redeem Holder's shares in cash, pursuant to Corporation's redemption rights discussed in Section 6.

(B) MECHANICS OF HOLDER'S ELECTION NOTICE. Holder shall send notice to Corporation by facsimile ("Election Notice") stating Holder's intention to require Corporation to disclose that if Holder were to exercise his, her or its right of conversion (pursuant to section 5) whether Corporation would elect to redeem Holder's convertible Security for cash in lieu of issuing Common Stock. Corporation is required to disclose to Holder what action Corporation would take over the subsequent five day period, including the date Corporation receives such Election Notice.

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(C) CORPORATION'S RESPONSE. Corporation must respond within one business day of receipt of Holder's Election Notice (1) via facsimile and (2) via overnight courier. If Corporation does not respond to Holder within one business day via facsimile and overnight courier, Corporation shall be required to issue to Holder Common Stock upon Holder's conversion within the subsequent five day period.

SECTION 8. VOTING RIGHTS. Except as otherwise provided by the Delaware General Corporation Law ("Delaware Law"), the Holders of the Class B Convertible Preferred Stock shall have no voting power whatsoever, and no Holder of Class B Convertible Preferred Stock shall vote or otherwise participate in any proceeding in which actions shall be taken by the Corporation or the stockholders thereof or be entitled to notification as to any meeting of the stockholders.

To the extent that under Delaware Law the vote of the Holders of the Class B Convertible Preferred Stock, voting separately as a class, is required to authorize a given action of the Corporation, the affirmative vote or consent of the Holders of at least a majority of the outstanding shares of the Class B Convertible Preferred Stock at a duly held meeting at which a quorum is present or by written consent of a majority of the shares of Class B Convertible Preferred Stock (except as otherwise maybe required under Delaware Law) shall constitute the approval of such action by the class. To the extent that under Delaware Law the Holders of the Class B Convertible Preferred Stock are entitled to vote on a matter with Holders of Common Stock, voting together as one class, each share of Class B Convertible Preferred Stock shall be entitled to a number of votes equal to the number of shares of Common Stock into which it is then convertible using the record date for the taking of such vote of stockholders as the date as of which the Conversion Price is calculated. Holders of the Class B Convertible Preferred Stock shall be entitled to notice of all stockholder meetings or written consents with respect to which they would be entitled to vote, which notice would be provided pursuant to the Corporation's by-laws and applicable statutes.

SECTION 9. PROTECTIVE PROVISIONS. So long as shares of Class B Convertible Preferred Stock are outstanding, the Corporation shall not without first obtaining the approval (by vote or written consent, as provided by Delaware Law) of the Holders of at least a majority of the then outstanding shares of Class B Convertible Preferred Stock;

(a) alter or change the rights, preferences or privileges of the shares of Class B Convertible Preferred Stock or any Senior Securities so as to affect adversely the Class B Convertible Preferred Stock;

(b) create any new class or classes or series of stock having a preference over the Class B Convertible Preferred Stock with respect to Distributions (as defined in Section 2 above); or

(c) do any act or thing not authorized or contemplated by this Certificate of Incorporation which would result in taxation of the Holders of shares of the Class B Convertible Preferred Stock under Section 305 of the Internal Revenue Code of 1986, as amended (or any comparable provision of the Internal Revenue Code as hereafter from time to time amended).

SECTION 10. STATUS OF REDEEMED OR CONVERTED STOCK. In the event any shares of Class B Convertible Preferred Stock shall be redeemed or converted pursuant to Section 5 or Section 6 hereof, the shares so converted or redeemed shall be canceled, shall return to the status of authorized but unissued Preferred Stock of no designated series and shall not be issuable by the Corporation as Class B Convertible Preferred Stock.

SECTION 11. PREFERENCE RIGHTS. Nothing contained herein shall be construed to prevent the Board of Directors of the Corporation from issuing one or more series of Preferred Stock with dividend and/or liquidation preferences equal to or junior to the dividend and liquidation preferences of the Class B Convertible Preferred Stock.

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ARTICLE 5 - BOARD OF DIRECTORS AND MEETINGS OF STOCKHOLDERS

SECTION 1. BOARD OF DIRECTORS. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors and elections of directors need not be by written ballot unless otherwise provided in the Bylaws. The number of directors of the Corporation shall be fixed from time to time by the Board of Directors either by a resolution or Bylaw adopted by the affirmative vote of a majority of the entire Board of Directors.

SECTION 2. MEETINGS OF STOCKHOLDERS. Meetings of the stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the Delaware Statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or by the Bylaws of the Corporation.

SECTION 3. NO STOCKHOLDER ACTION BY WRITTEN CONSENT. Commencing September 27, 1996, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders. Except as otherwise provided in the Bylaws of the Corporation, special meetings of the stockholders of the Corporation may only be called by the Board of Directors pursuant to a resolution adopted by a majority of the entire Board of Directors. At any annual meeting or special meeting of stockholders of the Corporation, only such business shall be conducted as shall have been brought before such meeting in the manner provided by the Bylaws of the Corporation.

ARTICLE 6 - LIMITATION OF DIRECTORS' LIABILITY

A director of this Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director (i) for any breach of his duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law,(iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derives an improper personal benefit. If the General Corporation Law of the State of Delaware is hereafter amended to authorize corporate action further limiting or eliminating the personal liability of directors, then the liability of the directors of the Corporation shall be limited or eliminated to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended from time to time. Any repeal or modification of this Article 6 by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

ARTICLE 7 - AMENDMENT OF BYLAWS

The Board of Directors of the Corporation shall have the power to make, alter, amend, change, add to or repeal the Bylaws of the Corporation.

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ARTICLE 8 - INCORPORATOR

The name and address of the Incorporator of the Corporation is as follows:

Stewart A. Smith
660 Newport Center Drive

Suite 1600
Newport Beach, California 92660-6441

I, THE UNDERSIGNED, being the Incorporator, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate of Incorporation, do certify that the facts herein stated are true, and accordingly, have hereunto set my hand this 24th day of September 1996.

/s/ Stewart A. Smith

Stewart A. Smith

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